UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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2026 | PAYCHEX

Proxy Statement

and Notice of Annual Meeting of Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN

Thursday, October 15, 2026

9:30 a.m. Eastern Time

WHERE

Online only at

www.virtualshareholdermeeting.com/PAYX2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 15, 2026.

On or about September 4, 2026, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. Paychex, Inc.’s Proxy Statement and Annual Report for the year ended May 31, 2026, are available at www.proxyvote.com and https://investor.paychex.com.

Our principal executive offices are located at 911 Panorama Trail South, Rochester, NY 14625-2396.

MATTERS TO BE VOTED ON:

The principal business of the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be:

1. To elect ten nominees to the Board of Directors for a one-year term;

2. To hold an advisory vote to approve named executive officer compensation;

3. To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm;

4. To vote on a Shareholder Proposal: Attainable Shareholder Right to Call for a Special Shareholder Meeting; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

WHO MAY VOTE:

Stockholders of record at the close of business on August 17, 2026, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

HOW TO PARTICIPATE:

Our Annual Meeting will be broadcast as a live webcast accessible at www.virtualshareholdermeeting.com/PAYX2026.

For more information about the virtual meeting format, including detailed instruction on how to vote, please see the “Frequently Asked Questions” section of the proxy statement.

By order of the Board of Directors

John B. Gibson

President and Chief Executive Officer

September 4, 2026

Your Vote Is Very Important, and We Encourage You to Vote

HOW TO VOTE YOUR SHARES

Please read the proxy statement and vote right away using any of the following methods.

Stockholders of Record:

VOTE BY INTERNET BEFORE OR DURING THE MEETING Visit the website listed on your Notice of Internet Availability of Proxy Materials.	VOTE BY TELEPHONE Call 1-800-690-6903 to vote by phone.	VOTE BY MAIL Sign, date, and return your proxy card in the enclosed envelope (this is only available if you requested a printed copy).

Beneficial Stockholders:

If you are a beneficial stockholder, you will receive instructions from your bank, broker, or other nominee that you must follow for your shares to be voted.

Page

1	PROXY STATEMENT SUMMARY

5	PROPOSAL 1: ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

12	DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED MAY 31, 2026

16	BENEFICIAL OWNERSHIP OF PAYCHEX COMMON STOCK

18	CORPORATE GOVERNANCE

18	Role of the Board

18	Corporate Responsibility

19	Board Leadership Structure

20	Nomination Process

21	Board Oversight of Risk

22	Board Meetings and Committees

25	Policy on Transactions with Related Persons

25	Transactions with Related Persons

26	Insider Trading Policy

26	Stockholder Engagement

27	Communications with the Board of Directors

27	CODE OF BUSINESS ETHICS AND CONDUCT

28	PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Page

30	COMPENSATION DISCUSSION AND ANALYSIS

30	Executive Summary

37	Fiscal 2026 Compensation Results

42	Compensation Decision Process

45	The Compensation & Leadership Committee Report

46	NAMED EXECUTIVE OFFICER COMPENSATION

46	Fiscal 2026 Summary Compensation Table

47	Grants of Plan-Based Awards for Fiscal 2026

49	Outstanding Equity Awards as of May 31, 2026

51	Option Exercises and Stock Vested in Fiscal 2026

51	Non-Qualified Deferred Compensation Fiscal 2026

52	Potential Payments upon Termination or Change in Control Fiscal 2026

56	CEO Pay Ratio

57	Pay Versus Performance

60	Policies and Practices Related to the Grant of Certain Equity Awards

61	PROPOSAL 3: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

62	Fees for Professional Services

63	Report of The Audit Committee

64	PROPOSAL 4: SHAREHOLDER PROPOSAL ATTAINABLE SHAREHOLDER RIGHT TO CALL FOR A SPECIAL SHAREHOLDER MEETING

67	FREQUENTLY ASKED QUESTIONS

A-1	Appendix A: PAYCHEX, INC. NON-GAAP FINANCIAL MEASURES

Paychex has elected to use the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders.

Paychex, Inc. (“Paychex,” the “Company,” “we,” “our,” or “us”), a Delaware corporation, is furnishing this proxy statement to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote. Distribution of this proxy statement and a form of proxy to stockholders is scheduled to begin on or about September 4, 2026.

Paychex, Inc. 2026 Proxy Statement

Proxy Summary

PROXY STATEMENT SUMMARY

This summary section highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the performance of Paychex, Inc. (the “Company,” “Paychex,” “we,” or “our”) for the fiscal year ended May 31, 2026 (“fiscal 2026”), review the Company’s Annual Report on Form 10-K (“Form 10-K”) for fiscal 2026.

Paychex, Inc. 2026 Annual Meeting of Stockholders

October 15, 2026 9:30 a.m., Eastern Time	Virtual Meeting at: www.virtualshareholdermeeting.com/PAYX2026

Meeting Agenda and Voting Matters

Item	Proposal	Board Vote Recommendation	Page Reference (for more detail)

Proposal 1	Election of ten directors for a one-year term	FOR each director nominee	5

Proposal 2	Advisory vote to approve named executive officer compensation	FOR	28

Proposal 3	Ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm	FOR	61

Proposal 4	Shareholder Proposal: Attainable Shareholder Right to Call for a Special Shareholder Meeting	AGAINST	64

Paychex, Inc. 2026 Proxy Statement • 1

Proxy Summary

Fiscal 2026 Business Highlights*

Total service revenue $6.3B 16% increase	Operating income $2.5B 14% increase	Diluted earnings per share $4.89 7% increase

Total returned to stockholders(1) $2.2B 42% increase	Operating income, net of certain items(2) $2.6B 19% increase	Adjusted diluted earnings per share(2) $5.51 11% increase

*	Percent increase reflects growth percentages compared to the fiscal year ended May 31, 2025 (“fiscal 2025”).

(1)	Reflects dividends and repurchases of outstanding shares of our common stock.

(2)

Operating income, net of certain items and adjusted diluted earnings per share are not United States generally accepted accounting principles (“GAAP”) measures. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of these non-GAAP measures and a reconciliation to the most comparable GAAP measures of operating income and diluted earnings per share.

Paychex continued focusing on returning value to our stockholders during fiscal 2026. In May 2026, the Company increased its quarterly dividend by 10%, or $0.11 per share to $1.19 per share. The Company continued to repurchase its common stock to offset dilution and in fiscal 2026 repurchased 5.6 million shares for $611.0 million.

Distributed Approximately $2.2 Billion to Stockholders in Fiscal 2026

Dividends Paid $1.6B	Share Repurchases $611.0M

Paychex, Inc. 2026 Proxy Statement • 2

Proxy Summary

Recent Awards and Recognition

World’s Most Ethical Companies® Paychex was named one of the World’s Most Ethical Companies by Ethisphere for the 18th time since 2007, reflecting our commitment to ethical business practices.

Newsweek’s America’s Greatest Workplaces

Paychex was recognized as one of America’s Greatest Companies by Newsweek for its strong financial performance, ongoing product innovation, and commitment to ethics.

NelsonHall Neat Leader 2025

Paychex Flex® and Paycor® platforms were recognized as a “Leader” in NelsonHall’s HCM technology and GenAI evaluation, highlighting our strength in delivering integrated, intelligent HCM solutions.

Excellence in Technology Paychex was awarded two 2026 Lighthouse Tech Awards recognizing our Paychex Flex and Paycor platforms as industry-leading HCM solutions.

MOST
TRUSTWORTHY
COMPANIES
IN AMERICA
2026

Newsweek

statista

Newsweek’s America’s Most Admired Workplaces

Paychex was recognized as one of America’s Most Trustworthy Companies by Newsweek for its growth, innovation, corporate responsibility, and people-first culture.

Pay-for-Performance

Key features of our executive compensation program that tie compensation to the Company’s performance are:

•

A significant portion of the annual compensation for the President and Chief Executive Officer (“CEO”) and for our other named executive officers (“NEOs”) is “at risk” or variable, comprising 91% and 84% on average of their total target compensation, respectively, for fiscal 2026.

•	Variable compensation is comprised of an annual cash incentive program and longer-term equity-based incentives:

•	For fiscal 2026, the annual cash incentive payouts were 64% of target for the CEO and our other NEOs, based upon the satisfaction of certain quantitative and qualitative components.

Paychex, Inc. 2026 Proxy Statement • 3

Proxy Summary

•

There were no performance periods that concluded for the Company’s performance-based equity awards during fiscal 2026, reflecting the C&L Committee’s decision in fiscal 2025 to extend the performance period of the long-term incentive program from two to three years. Accordingly, the performance period of the performance-based RSUs granted in connection with the fiscal 2025 annual grants will end on May 31, 2027.

•	For fiscal 2026, performance-based equity awarded to our NEOs comprised 60% of the total long-term incentive value at target and is subject to a three-year performance period.

For more information on compensation for our NEOs and how it ties to performance, refer to the Compensation Discussion and Analysis and Named Executive Officer Compensation sections of this proxy statement.

Stockholder Engagement

The Company values stockholder feedback and is committed to ongoing engagement. During fiscal 2026, discussions with stockholders were held reviewing topics including strategy, corporate governance, executive compensation programs and other matters that were priorities of our stockholders. Refer to the Corporate Governance section of this proxy statement for more information on our fiscal 2026 stockholder outreach and engagement.

Additional Information

Refer to the Frequently Asked Questions section of this proxy statement for important information about proxy materials, voting, annual meeting procedures, company documents, communications, and the deadlines to submit stockholder proposals for the 2027 Annual Meeting of Stockholders. Additionally, questions may be directed to Investor Relations at (800) 828-4411 or by written request to 911 Panorama Trail South, Rochester, NY 14625, Attention: Investor Relations. General information regarding the meeting and links to key documents can be found on our Investor Relations web page at https://investor.paychex.com.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements that are not historical facts. They provide current expectations or forecasts of future results or events and examples include, among others:

•

statements with respect to the beliefs, plans, objectives, and expectations regarding the future compensation plans of the Company and corporate responsibility initiatives and goals of the Company; and

•

statements preceded by, followed by, or that include the words “aim,” “ambition,” “anticipate,” “believe,” “could,” “design,” “estimate,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” “would,” and other similar words or phrases.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict, many of which are outside our control. Our actual performance and outcomes, including without limitation, our actual results and financial condition, may differ materially from those indicated in or suggested by the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, please see the risks and other factors detailed from time to time in our most recent periodic reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). Except as required by law, we undertake no obligation to update these forward-looking statements after the date of filing this proxy statement with the SEC to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

Paychex, Inc. 2026 Proxy Statement • 4

Election of Directors

PROXY STATEMENT

PROPOSAL 1:

ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

What am I voting on?	Voting Recommendation

Stockholders are being asked to elect ten director nominees for a one-year term. This section includes information about the Board and each director nominee.	The Board recommends a vote FOR each of the ten director nominees.

The Board is elected by the stockholders to oversee the overall success of the Company, review its operational and financial capabilities, and periodically assess its long-term strategic objectives. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for stockholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting the day-to-day business of the Company. The Board acts as an advisor to senior management and ultimately monitors management’s performance.

Election Process

The Company’s Amended and Restated By-Laws (“By-Laws”) provide for the annual election of directors. The By-Laws provide that each director is elected by a majority of the votes cast for the director at any meeting held for the election of directors at which a quorum is present, and the director is running unopposed. If a nominee that is an incumbent director does not receive a majority of the votes cast in an uncontested election, such director must offer his or her resignation to the Board. The Nominating and Governance (“N&G”) Committee considers such offer and will make a recommendation to the Board on whether to accept or reject the resignation. The Board then considers the N&G Committee’s recommendation and will determine whether to accept such offer. The Board will disclose its decision and the rationale behind it within 90 days of the certification of the election results.

2026 Nominees for Director

There are ten nominees for election as director, as listed on the following pages. Each of the nominees is a current member of the Board. As previously announced by the Company, Ms. Wilson will not stand for reelection as a director, and her current term will expire at the Annual Meeting. The ten persons listed have been nominated for election to the Board by the N&G Committee. The nominees, except for Messrs. Gibson and Mucci, are independent under The Nasdaq Stock Market LLC (“Nasdaq”) director independence standards. If elected, each nominee will hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. We believe that all the nominees will be available to serve as a director. However, if any nominee should become unable to serve, the named proxy holders may exercise discretionary authority to vote for substitute nominees proposed by the Board.

The Board believes its mix of director tenure provides meaningful diversity of perspective and experience. Newer directors contribute fresh viewpoints and external insights, while longer-tenured directors offer continuity and a deep understanding of Paychex’s business, strategy, and culture. Together, this balance supports effective oversight and informed decision-making. Due in part to stockholder feedback, board refreshment continues to be an important consideration of our Board. For more information on our nomination process, refer to the Corporate Governance section of this proxy statement.

The Board recommends the election of each of the director nominees identified on the following pages.

Unless otherwise directed, the named proxy holders will vote the proxy FOR the election of each of these director nominees.

Paychex, Inc. 2026 Proxy Statement • 5

Election of Directors

Summary of Director Nominees

The Company seeks to maintain a Board comprised of a mix of perspectives, experiences, skills, and backgrounds to reflect the multi-faceted nature of the business environment in which the Company operates. For purposes of Board composition, the Board, guided by the N&G Committee, considers, among other factors that the Board determines relevant, a nominee’s demonstrated business judgment, leadership abilities, integrity, prior experience, education, training, and relationships. The N&G Committee regularly evaluates Board composition, and as a Company, we are dedicated to ongoing Board refreshment so that the Board’s collective skills and viewpoints remain aligned with the evolving demands of our business landscape.

Our director nominees are accomplished professionals, with diverse areas of expertise, who are well-equipped to oversee the success of the business and effectively represent the interests of stockholders. Our director nominees:

•	are seasoned leaders who possess high personal and professional ethics and share the values of the Company;

•	are highly accomplished in their fields and have served as directors and officers in a diverse range of companies, including technology, financial services, and payment companies, among others;

•	strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our Company; and

•	bring extensive and varied experience in strategic planning, business development, international business, mergers and acquisitions, and go-to-market strategies, among others.

The Board has identified the qualifications, skills, experience, and attributes that are important for effective oversight of the Company in light of its business and operating environment. The Board believes the director nominees’ diverse and complementary backgrounds contribute to a well-functioning and effective Board.

Below is a summary to highlight some but not all the important skills our director nominees bring to the Board.

Skills
Capital Markets Literacy	⬤			⬤	⬤				⬤	⬤
Industry Knowledge	⬤	⬤	⬤		⬤	⬤			⬤	⬤
Financial Literacy	⬤	⬤		⬤	⬤	⬤		⬤		⬤
Global Experience		⬤	⬤	⬤	⬤	⬤	⬤		⬤	⬤
Leadership Experience	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤
Product Marketing	⬤		⬤					⬤	⬤
Risk Management	⬤	⬤		⬤		⬤	⬤	⬤	⬤	⬤
Technology and Artificial Intelligence Experience			⬤	⬤	⬤		⬤	⬤	⬤	⬤

Paychex, Inc. 2026 Proxy Statement • 6

Election of Directors

Director Nominee Biographies

The following is summary information about each of our ten director nominees. The Board recommends that our shareholders elect all ten director nominees listed below at the Annual Meeting. Each nominee is elected annually by a majority of votes cast in uncontested elections.

Martin Mucci CHAIRMAN OF THE BOARD Director since 2010 Age: 66 Board Committees: • Executive (Chair)

Career Highlights:

•  Paychex, Inc.

•

Chairman of the Board and CEO, December 2021 – October 2022

•

President and CEO, September 2010 – December 2021

•

Senior Vice President (“SVP”), Operations, October 2002 – September 2010

•  Frontier Communications of Rochester (a telecommunications company), January 1998 – December 2001

•

President, Telephone Operations

•

President and CEO of Frontier Telephone of Rochester

Other Current Public Company Directorships:

•  Cintas Corporation (a uniform rental and facility services company), since April 2023

•

Board Member, Audit and Nominating and Governance committees

Former Public Company Directorships:

•  NCR Corporation (a software, consulting and technology company), April 2021 – October 2023

•  Cbeyond (a telecommunications company focused on small businesses), February 2009 – July 2014

Other Professional Experience and Community Involvement:

•  Royal Oak Realty Trust, Board Member and Audit Committee, since May 2025

•  St. John Fisher University, Trustee Emeritus, since 2014

•  Madison Dearborn Partners (a private equity firm), Business and Government Software and Services Advisory Team, Member, since 2013

Key Experience and Qualifications:

The Board has concluded that Mr. Mucci is qualified to lead the Board due to his experience providing day-to-day leadership as the former President and CEO of Paychex, giving him extensive knowledge of the Company, its operations, challenges, and opportunities. In addition, Mr. Mucci’s educational background and senior leadership experience provide him with strong financial literacy.

Thomas F. Bonadio INDEPENDENT Director since 2017 Age: 77 Board Committees: • Audit (Chair) • Corporate Development Advisory • Investment

Career Highlights:

•  The Bonadio Group (accounting firm)

•

Founder and Chairman of the Board of Directors, since September 1978

•  Impact Capital, (a venture capital firm), since June 2017

Former Public Company Directorships:

•  CurAegis Technologies, Inc. (a health and wellness company), November 2010 – March 2021

Other Professional Experience and Community Involvement:

•  Viridi (an energy storage company), Board Member, since March 2018

•  Royal Oak (a private real estate investment trust), Board Member and Audit Committee Chair, since June 2014

•  Conceptus, Inc. (a medical device company), Board Member and Audit Committee Chair, June 2003 to June 2013

Key Experience and Qualifications:

The Board has concluded that Mr. Bonadio is qualified to serve as a director of the Company due to his strong background in finance and business, his entrepreneurial experience, and his knowledge of the Certified Public Accountant community. Mr. Bonadio is a successful entrepreneur whose experience building his own business is representative of many clients Paychex serves today. He also brings a high degree of financial literacy obtained from his years in the financial services industry, and his ability to assess financial performance of other companies through the review and understanding of financial statements. This financial expertise is a great benefit to the Board and its committees.

Paychex, Inc. 2026 Proxy Statement • 7

Election of Directors

Joseph G. Doody INDEPENDENT Director since 2010 Age: 74 Board Committees: • Compensation & Leadership (Chair) • Investment • Nominating and Governance

Career Highlights:

•  Staples, Inc., (an office products company)

•

Vice Chairman February 2014 until his retirement in September 2017

•

President, North American Delivery, from March 2002 to February 2014

•

Various positions, November 1998 to March 2002

Other Current Public Company Directorships:

•  Casella Waste Systems, Inc. (a waste management company), since 2004

Former Public Company Directorships:

•  Virtusa Corporation (a global technology company), February 2017 – February 2021

Other Professional Experience and Community Involvement:

•  Foundation Board at The College at Brockport

•

Chair 2013 – 2017, Emeritus since 2019

Key Experience and Qualifications:

The Board has concluded that Mr. Doody is qualified to serve as a director of the Company due to his significant leadership and international experience. His long tenure in management of a large division of a multinational company enables him to provide our Board with important operational expertise. In addition, his deep knowledge of small- to medium-sized businesses brings a thorough understanding of the risks and opportunities affecting the Company’s clients and potential clients. Mr. Doody also has extensive experience in strategic planning and business development, which allows him to provide valuable input into the Company’s plans for market growth.

John B. Gibson PRESIDENT AND CHIEF EXECUTIVE OFFICER Director since 2022 Age: 60 Board Committees: • Corporate Development Advisory • Executive

Career Highlights:

•  Paychex, Inc.

•

President and CEO, since October 2022

•

President and Chief Operating Officer (“COO”), December 2021 – October 2022

•

Senior Vice President of Service, May 2013 – December 2021

•  Convergys (now Concentrix) (a global technology company)

•

President, HR Management division, June 2004 – June 2010

•  Ameritech Corporation (now AT&T) (a telecommunications company)

•

Vice President, Sales and Service, April 1989 – November 1999

Other Current Public Company Directorships:

•  ManpowerGroup (a staffing and workforce solutions company),

•

Board Member, People, Culture, and Compensation Committee since August 2026

Key Experience and Qualifications:

The Board has concluded that Mr. Gibson is qualified to serve as a director of the Company due to his leadership and experience. Mr. Gibson has been a key leader in the Company’s digital expansion, its service transformation, and the expansion of its professional employer organization and HR advisory services. His deep understanding of the Company’s market and focus on driving innovative technology and HR advisory solutions for the Company’s approximately 840,000 total customers make him a valuable addition to the Board.

Paychex, Inc. 2026 Proxy Statement • 8

Election of Directors

J. Michael Hansen INDEPENDENT Director since 2026 Age: 58 Board Committees: • Audit • Corporate Development Advisory(1)

Career Highlights:

•  Cintas Corporation (a uniform rental and facility services company)

•

Executive Vice President and CFO, July 2018 – May 2025

•

Senior Vice President and CFO, October 2016 – June 2018

•

Vice President – Finance and CFO, February 2015 – September 2016

•

Vice President and Treasurer, June 2010 – January 2015

Other Professional Experience and Community Involvement:

•  Catholic Inner-City Schools Education Fund

•

Board Member since December 2025

•  Greater Cincinnati Tennis Community Authority

•

Board Member since October 2025

•  Mason, Ohio Port Authority

•

Board Member since September 2019

Key Experience and Qualifications:

The Board has concluded that Mr. Hansen is qualified to serve as a director of the Company due to his deep financial expertise, public company accounting experience, international business leadership, and extensive tenure as a chief financial officer. Mr. Hansen brings valuable insight to the Board’s oversight of the Company’s financial reporting, risk management, and governance practices. His experience overseeing global operations, evaluating and executing merger and acquisition transactions, reviewing financial statements, and assessing business performance has resulted in a high degree of financial literacy and strategic perspective that benefits the Board and its committees.

(1)	Mr. Hansen was appointed as a member of the Corporate Development Advisory Committee effective July 16, 2026.

Pamela A. Joseph

INDEPENDENT

Director since 2018

(previously served from 2005 – 2017)

Age: 67

Board Committees:

•

Compensation & Leadership

•

Corporate Development Advisory

•

Executive

•

Nominating and Governance (Chair)

Career Highlights:

•  Xplor Technologies (a SaaS company)

•

Chief Executive Officer, October 2022 – December 2025

•

Executive Chair, 2018 – 2025

•  Advent International (a private equity firm)

•

Operating Partner, since 2018

•  Total System Services, Inc., (a financial services company)

•

President, COO, and Board Member, May 2016 – September 2017

•  U.S. Bancorp Payment Services (a financial services company)

•

Vice Chair, December 2004 – June 2015

•

Chair, Elavon (formerly NOVA Information Systems, Inc.), a wholly owned subsidiary of U.S. Bancorp, December 2004 – June 2015

Other Current Public Company Directorships:

•  TransUnion (a global information and insights company)

•

Board Chair, since 2019

•

Audit Chair, July 2015 – July 2019

•

Board Member, since 2015

•  Adyen N.V.(Euronext Amsterdam Stock Exchange) (a Netherlands-based payments platform business)

•

Board Member, Audit Committee, since May 2019

Key Experience and Qualifications:

The Board has concluded that Ms. Joseph is qualified to serve as a director of the Company due to her extensive executive experience in the financial services and payment industries. Her wealth of technology experience brings insight to the Board and its committees. In addition, her experience with major acquisitions, board experience, and international expansion allows her to provide valuable input to the Company’s growth plans.

Paychex, Inc. 2026 Proxy Statement • 9

Election of Directors

Theresa M. Payton INDEPENDENT Director since 2023 Age: 59 Board Committees: • Audit

Career Highlights:

•  Fortalice Solutions, LLC (a security consulting company)

•

Founder, President, and Chief Executive Officer, since September 2008

•  Dark Cubed (a cybersecurity solutions company)

•

Co-founder, Board member, January 2014 – September 2022

•  Executive Office of the President at the White House

•

Chief Information Officer, May 2006 – September 2008

•  Bank of America (a financial institution)

•

Senior Vice President, September 2004 – April 2006

•  Wachovia (a financial institution)

•

Senior Vice President, July 1995 – September 2004

Other Professional Experience and Community Involvement:

•  Sumitomo Mitsui Banking Corporation – SMBC Group Americas Division, Independent Director, since January 2024

•  Major-Payton School of Business, Immaculata University, Co-Founder, since May 2025

•  Transformation Innovation Advisory Board of UniCredit S.p.A., Member, January 2019 – August 2022.

•  Public Sector Advisory Board, Member, CyberArk (a publicly traded cybersecurity company), January 2019 – December 2021

Key Experience and Qualifications:

The Board has concluded that Ms. Payton is qualified to serve as a director of the Company due to her significant technology and cybersecurity expertise and experience as an entrepreneur. Her business acumen, intense focus on the needs of clients, and her ability to provide sound governance insights on digital and security risks make her a valuable contributor to the Board.

Kevin A. Price INDEPENDENT Director since 2021 Age: 66 Board Committees: • Audit • Nominating and Governance

Career Highlights:

•  KAP Holdings, LLC (an equipment wholesale company)

•

Founder and President, since 2006

•  PartScription TM (an ecommerce company)

•

Founder and President, July 2010 – June 2025

•  Sears Holdings Corporation (a retail company)

•

Vice President of the Customer Care Network, August 2000 – August 2006

•  Ameritech Corporation (a telecommunications company)

•

Vice President, Planning and Administration, June 1999 – July 2000

•

Vice President, Sales and Operations, July 1996 – June 1999

•  AC Nielsen (a market research company)

•

Senior Vice President, Operations, September 1991 – June 1998

Other Professional Experience and Community Involvement:

•  Link Unlimited, Member Emeritus, Board of Directors, since August 1996

•  Oak Park River Forest Infant Welfare Society, since 2023

•  College of Business, Advisory Council Member, Drake University, 2017 – 2020

•  Brennan School of Business, Dominican University, Advisory Board Member, 2005 – 2018

Key Experience and Qualifications:

The Board has concluded that Mr. Price is qualified to serve as a director of the Company due to his extensive experience as an entrepreneur and significant executive leadership and e-commerce experience. Mr. Price is a strategic leader who has provided agile leadership to help drive business success. His experience is a great benefit to the Board and its committees.

Paychex, Inc. 2026 Proxy Statement • 10

Election of Directors

Joseph M. Tucci INDEPENDENT Lead Independent Director Director since 2000 Age: 79 Board Committees: • Compensation & Leadership • Executive • Nominating and Governance

Career Highlights:

•  Bridge Growth Partners, LLC (a private equity firm)

•

Co-founder and Chairman of the Board of Directors, since 2013

•  EMC Corporation (“EMC”) (a provider of data-storage systems)

•

Chairman of the Board of Directors, January 2006 – September 2016

•

Chief Executive Officer, January 2001 – September 2016

•  VMWare, Inc. (a cloud infrastructure company)

•

Chairman of the Board of Directors, April 2007 – September 2016

Other Current Public Company Directorships:

•  Motorola Solutions, Inc. (a public safety and enterprise security company), since May 2017

Former Public Company Directorships:

•  GTY Technology Holdings, Inc. (a technology company), September 2016 – July 2022

Other Professional Experience and Community Involvement:

•  Syniti, (an enterprise data management solutions company), Board Member, August 2017 – November 2024

Key Experience and Qualifications:

The Board has concluded that Mr. Tucci is qualified to serve as a director of the Company due to his extensive executive leadership experience as CEO of EMC. Mr. Tucci has spent over 40 years in the technology industry in senior roles at large, complex, and global technology companies. His experience leading EMC through a period of dramatic revitalization, growth and market share gains, and new product introductions enables him to share knowledge of the challenges a company faces due to rapid changes in the marketplace.

Joseph M. Velli INDEPENDENT Director since 2007 Age: 68 Board Committees: • Compensation & Leadership • Corporate Development Advisory (Chair) • Executive • Investment (Chair)

Career Highlights:

•  ConvergEx Group, LLC (a provider of software platforms and technology-enabled brokerage and investment services)

•

Chairman of the Board and Chief Executive Officer, October 2006 – December 2013

•

Director, October 2006 – May 2014

•  The Bank of New York (a financial institution)

•

Senior Executive Vice President and a member of the Senior Policy Committee, February 1984 until October 2006

Other Current Public Company Directorships:

•  Cognizant Technology Solutions Corp. (an AI builder and technology services provider), since December 2017

•  Computershare Ltd. (Australian Stock Exchange) (a financial services company), since October 2014

Former Public Company Directorships:

•  AssetMark Financial Holdings (a wealth advisory platform), May 2020 – September 2024

Other Professional Experience and Community Involvement:

•  William Paterson University, Board of Trustees, Member, since June 2017

•  Lovell Minnick Partners (a venture capital and private equity firm), Advisory Council, Member, since October 2016

Key Experience and Qualifications:

The Board has concluded that Mr. Velli is qualified to serve as a director of the Company due to his extensive experience with securities servicing, financial technology, capital markets, business to business, sales and marketing, and mergers and acquisitions matters, as well as his public board experience. He plays a key role in the Board’s discussions of the Company’s investments and liquidity. Mr. Velli has extensive experience with acquisitions and business services, providing valuable insights on potential growth opportunities for the Company.

Paychex, Inc. 2026 Proxy Statement • 11

Director Compensation

DIRECTOR COMPENSATION

FOR THE FISCAL YEAR ENDED MAY 31, 2026

Director compensation is recommended by the Compensation & Leadership (“C&L”) Committee and approved by the Board annually in July. The Board’s authority cannot be delegated to another party. The Company’s management does not play a role in setting director compensation. The Company compensates the non-employee directors of the Board using a combination of cash and equity-based compensation. John B. Gibson, President and CEO of the Company, receives no compensation for his services as a director. Rather, the compensation received by Mr. Gibson in his role as President and CEO is shown in the Fiscal 2026 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

Annual Retainers

Annual retainers are paid for participation on the Board with separate retainers for committee membership. Committee chairs (with the exception of the Executive Committee) receive chair retainers in recognition for their time contributed in preparation for committee meetings.

The Board receives competitive market data on director compensation of companies in our compensation Peer Group from our independent consultants. Refer to the Compensation Discussion and Analysis section within this proxy statement for a listing of the companies included in our compensation Peer Group for fiscal 2026.

The annual retainers, applicable to all non-employee directors, in effect for fiscal 2026 were as follows:

Board Annual Retainer:

Chair	$195,000

Director	$95,000

Lead Independent Director(1)	$50,000

Audit Committee Annual Retainer:

Chair	$37,500

Member	$12,500

C&L Committee Annual Retainer:

Chair	$32,500

Member	$10,000

Corporate Development Advisory Committee Annual Retainer:

Chair	$10,000

Member	$7,500

Executive Committee Annual Retainer:

Member	$7,500

Investment Committee Annual Retainer:

Chair	$10,000

Member	$7,500

N&G Committee Annual Retainer:

Chair	$30,000

Member	$10,000

(1)	The Lead Independent Director receives the Lead Independent Director annual retainer in addition to the annual cash retainer.

Paychex, Inc. 2026 Proxy Statement • 12

Director Compensation

Equity-Based Compensation

For fiscal 2026, the annual equity grant for the non-employee directors was set at a total fair value of approximately $185,000 per director and $218,000 for the Chairman of the Board, with approximately 50% awarded in the form of stock options and 50% in the form of time-based RSUs.

In fiscal 2026, the C&L Committee approved a change to the timing of the annual director equity grant to align with the Company’s Annual Meeting, consistent with market practice. In connection with this change, directors received an additional equity grant on July 15, 2025, equal to approximately 25% of the total fair value of the annual equity grant for fiscal 2026, for the transition period from July 15, 2025 to the new annual grant date of October 15, 2025. The annual equity grant for fiscal 2026 was granted on October 15, 2025 following the Company’s Annual Meeting held on October 9, 2025.

On July 15, 2025 and October 15, 2025, all non-employee directors (except for Mr. Golisano, who stepped down from the Board on July 9, 2025, and Mr. Hansen, who was appointed to the Board in January 2026) received equity awards under the Paychex, Inc. 2002 Stock Incentive Plan, as amended and restated October 15, 2020 (the “2002 Plan”) as follows:

	Time-Based RSUs		Stock Options

Grant Date	July 15, 2025	October 15, 2025	July 15, 2025	October 15, 2025

Exercise Price	N/A	N/A	$140.68	$127.52

Quantity	See(1)	See(1)	See(1)	See(1)

Fair Value(2)	$140.68	$127.52	$34.49	$30.22

Vesting Schedule	On the first anniversary of the date of grant.		On the first anniversary of the date of grant.

Certain Restrictions	Shares may not be sold during the director’s tenure as a member of the Board, except as necessary to satisfy tax obligations.		N/A

Other(3)	Upon the discretion of the Board, unvested shares may be accelerated in whole or in part for certain events including, but not limited to, director retirement.		Unvested options outstanding upon the retirement of a Board member will be canceled.

(1)

On July 15, 2025, all non-employee directors (except for Messrs. Mucci, Golisano, and Hansen) were granted 164 time-based RSUs and 670 stock options and Mr. Mucci was granted 194 time-based RSUs and 790 stock options. On October 15, 2025, all non-employee directors (except for Messrs. Mucci, Golisano, and Hansen) were granted 725 time-based RSUs and 3,061 stock options and Mr. Mucci was granted 855 time-based RSUs and 3,607 stock options.

(2)

The fair value of time-based RSUs is determined based on the closing price of the underlying common stock on the grant date. The fair value of stock options is determined using a Black-Scholes option pricing model. The assumptions used in determining the July 15, 2025 fair value of $34.49 per share for these stock options were: risk-free interest rate of 4.4%; dividend yield of 3.0%; volatility factor of 0.26; and expected option life of 7.0 years. The assumptions used in determining the October 15, 2025 fair value of $30.22 per share for these stock options were: risk-free interest rate of 4.0%; dividend yield of 3.0%; volatility factor of 0.26; and expected option life of 7.0 years.

(3)	Retirement eligibility for this purpose begins at age 55 or older with ten years of service as a member of the Board.

On January 19, 2026, the C&L Committee granted a prorated annual grant to Mr. Hansen upon his appointment to the Board with a total fair value of approximately $138,750, with approximately 50% awarded in the form of stock options and 50% in the form of time-based RSUs. The total approximate fair value was determined on a pro-rata basis relative to the value of the fiscal 2026 annual equity grant awarded to our directors. This grant consisted of 624 time-based RSUs and 2,435 stock options. The stock options were valued using the Black-Scholes option pricing model, resulting in a grant date fair value of $28.49 per share, based on the following assumptions: risk-free interest rate of 4.2%; dividend yield of 3.2%; volatility factor of 0.29; and expected option life of 7.0 years.

Paychex, Inc. 2026 Proxy Statement • 13

Director Compensation

Fiscal 2026 Director Compensation Table

The table below presents the total compensation received from the Company by all non-employee directors for the fiscal year ended May 31, 2026 (“fiscal 2026”).

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Stock Options(2)	All Other Compensation(3)	Total

Martin Mucci	$195,000	$136,322	$136,251	$—	$467,573

Thomas F. Bonadio	$147,500	$115,524	$115,611	$—	$378,635

Joseph G. Doody	$145,000	$115,524	$115,611	$—	$376,135

B. Thomas Golisano(4)	$71,875	$—	$—	$16,615	$ 88,490

J. Michael Hansen(5)	$22,396	$69,376	$69,373	$—	$161,145

Pamela A. Joseph	$148,125	$115,524	$115,611	$—	$379,260

Theresa M. Payton	$107,500	$115,524	$115,611	$—	$338,635

Kevin A. Price	$117,500	$115,524	$115,611	$—	$348,635

Joseph M. Tucci	$172,500	$115,524	$115,611	$—	$403,635

Joseph M. Velli	$132,500	$115,524	$115,611	$—	$363,635

Kara Wilson(6)	$115,000	$115,524	$115,611	$—	$346,135

(1)

The amounts reported in this column reflect the annual cash compensation paid to the directors during fiscal 2026, whether or not such fees were deferred. Annual cash compensation for the directors who own less than 5% of the outstanding shares of the common stock of the Company is comprised solely of annual retainers, which are paid in quarterly installments. Any non-employee director beneficially owning more than 5% of the outstanding shares of common stock of the Company may elect to receive their total compensation for serving on the Board or Committees thereof in cash in quarterly installments as opposed to in the form of a mix of cash and equity in the Company. Mr. Golisano, who owns more than 5% of the outstanding shares of the Company’s common stock, elected to receive his total compensation for fiscal 2026 in cash.

(2)

The amounts reported in these columns reflect the grant-date fair value of time-based restricted stock units (“RSUs”) and stock option awards, respectively, and are computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts do not reflect whether the recipient has actually received a financial gain from these awards (such as a lapse in the restrictions on time-based RSUs or an exercise of stock options).

As of May 31, 2026, each non-employee director had the following equity awards outstanding:

Director	Stock Awards (Shares)	Stock Options (Shares)

Martin Mucci	1,049	908,045

Thomas F. Bonadio	889	54,948

Joseph G. Doody	889	32,288

J. Michael Hansen	624	2,435

Pamela A. Joseph	889	43,089

Theresa M. Payton	889	12,164

Kevin A. Price	889	18,566

Joseph M. Tucci	889	60,764

Joseph M. Velli	889	50,544

Kara Wilson(6)	889	50,544

(3)	The amount reported in this column reflects a retirement gift from the Company to Mr. Golisano for his years of service on the Board.

(4)	Mr. Golisano stepped down from the Board effective July 9, 2025.

(5)	Mr. Hansen was appointed to the Board in January 2026.

(6)	As previously announced by the Company, Ms. Wilson will not stand for reelection as a director, and her current term will expire at the Annual Meeting.

Paychex, Inc. 2026 Proxy Statement • 14

Director Compensation

Deferred Compensation Plan

We maintain a non-qualified and unfunded deferred compensation plan in which all non-employee directors are eligible to participate. Directors may elect to defer up to 100% of their Board cash compensation. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices, which the participant may change at any time. We do not match any participant deferral or guarantee a certain rate of return. The earnings on these investments are not above-market or preferential. During fiscal 2026, no non-employee directors deferred compensation under the plan.

Benefits

We reimburse each director for expenses associated with attendance at Board and committee meetings.

Stock Ownership Guidelines

The Board set stock ownership guidelines for our non-employee directors with a value of six times his or her annual Board retainer, not including any committee, committee chair, or lead independent director retainers. The ownership guidelines were established to provide long-term alignment with stockholders’ interests. The directors are expected to attain the ownership guideline within five years after the later of first becoming a director or the adoption of any increased guideline. Directors may not sell underlying stock received through time-based RSUs until their service on the Board is complete, except for those shares sold as necessary to satisfy tax obligations. For the purpose of achieving the ownership guideline, time-based RSUs awarded to the directors are included.

Prohibition on Hedging or Speculating in Company Stock

Directors must adhere to strict standards with regards to trading in Paychex stock. Also, we prohibit directors from hedging Paychex stock. They may not, among other things:

•	speculatively trade in Paychex stock;

•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

Pledging of Company Stock

We maintain a pledging policy for all Paychex directors, officers, and employees that prohibits pledging of Company securities for any purpose. Our pledging policy is posted on our website at https://investor.paychex.com/corporate-governance/governance-documents.

Paychex, Inc. 2026 Proxy Statement • 15

Beneficial Ownership

BENEFICIAL OWNERSHIP OF PAYCHEX COMMON STOCK

The following table contains information, as of July 31, 2026, on the beneficial ownership of the Company’s common stock by:

•

each principal stockholder known by the Company to beneficially own more than 5% of the Company’s common stock. This includes any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each director and nominee for director;

•	each of the Company’s named executive officers (“NEOs”); and

•	all directors, NEOs, and executive officers of the Company as a group.

Name	Amount of Shares Owned(1)	RSUs Vesting by September 29, 2026(2)	Stock Options Exercisable by September 29, 2026(3)	Total Shares Beneficially Owned	Percent of Class

Principal Stockholders:

B. Thomas Golisano(4) 7632 County Road 42 Victor, NY 14564	35,970,209	—	—	35,970,209	10.1%

Capital International Investors(5) 333 South Hope Street, 55th Fl Los Angeles, CA 90071	30,738,102	—	—	30,738,102	8.6%

BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	27,959,696	—	—	27,959,696	7.8%

Vanguard Capital Management(7) 100 Vanguard Blvd. Malvern, PA 19355	24,271,194	—	—	24,271,194	6.8%

Directors:

Martin Mucci	443,345	—	689,956	1,133,301	**

Thomas F. Bonadio	20,779	—	51,887	72,666	**

Joseph G. Doody(8)	24,922	—	29,227	54,149	**

John B. Gibson	58,128	—	304,851	362,979	**

J. Michael Hansen	—	—	—	—	**

Pamela A. Joseph	11,045	—	40,028	51,073	**

Theresa M. Payton	2,075	—	9,103	11,178	**

Kevin A. Price	3,226	—	15,505	18,731	**

Joseph M. Tucci	66,639	—	47,483	114,122	**

Joseph M. Velli	88,839	—	47,483	136,322	**

Kara Wilson	7,529	—	47,483	55,012	**

Named Executive Officers:

John B. Gibson	58,128	—	304,851	362,979	**

Robert L. Schrader	11,696	—	63,341	75,037	**

Adam Ante	26,058	—	4,922	30,980	**

Ryan Bergstrom	20,208	—	4,922	25,130	**

Chad Parodi	3,070	—	17,247	20,317	**

All directors, NEOs, and executive officers of the Company as a group (19 persons)	794,753	358	1,437,664	2,232,775	0.6%

Paychex, Inc. 2026 Proxy Statement • 16

Beneficial Ownership

Under the rules of the Securities and Exchange Commission (“SEC”), “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or disposition power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days. This information is based upon reports filed by such persons with the SEC.

**	Indicates that percentage is less than 1%.

(1)

This column reflects shares held of record and Company shares owned through a bank, broker, or other holder of record. For executive officers, this also includes shares owned through the Paychex, Inc. 401(k) Incentive Retirement Plan (the “401(k) Plan”). Unless otherwise indicated in the other footnotes, each stockholder named in this table has sole voting and investment power with respect to all shares shown as owned by the stockholder.

(2)	This column includes shares to be acquired on or prior to September 29, 2026 in connection with the vesting of RSUs held by directors and executive officers.

(3)

This column includes shares that may be acquired upon exercise of options, which are exercisable on or prior to September 29, 2026. Under SEC rules, shares that may be acquired within 60 days are included in beneficial ownership.

(4)

Included in shares beneficially owned for Mr. Golisano are: 278,068 shares owned by the B. Thomas Golisano Foundation, of which Mr. Golisano is a member of the foundation’s ten-member board of trustees (Mr. Golisano disclaims beneficial ownership of these shares but does share voting and investment power); 38,218 shares held in the name of family members, trusts, or other entities of Mr. Golisano (Mr. Golisano shares voting and investment power of these shares); and 35,653,923 shares, held in the name of a trust for which Mr. Golisano is the trustee and beneficiary (Mr. Golisano has sole voting and investment power of these shares).

(5)

Beneficial ownership is based on information as of December 31, 2025, contained in the Schedule 13G filed with the SEC on February 12, 2026 by Capital International Investors, including notice that it has sole voting power as to 30,207,263 shares and sole dispositive power as to 30,738,102 shares.

(6)

Beneficial ownership is based on information as of December 31, 2023, contained in the Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc., including notice that it has, along with certain institutional investment managers for which it is the parent holding company, sole voting power as to 25,155,004 shares, and sole dispositive power as to 27,959,696 shares.

(7)

Beneficial ownership is based on information as of March 31, 2026, contained in the Schedule 13G filed with the SEC on April 30, 2026 by Vanguard Capital Management, including notice that it has sole voting power as to 3,305,924 shares and sole dispositive power as to 24,271,194 shares.

(8)

Included in shares beneficially owned for Mr. Doody are 24,922 shares held in the name of trusts for which Mr. Doody is the trustee and beneficiary. Mr. Doody has sole voting and investment power of these shares.

Paychex, Inc. 2026 Proxy Statement • 17

Corporate Governance

CORPORATE GOVERNANCE

Role of the Board

The Board recognizes the fundamental principle that good corporate governance is critical to organizational success and the protection of stockholder value. As such, the Board has adopted a set of Corporate Governance Guidelines as a statement of principles guiding the Board’s conduct. These principles are intended to be interpreted in the context of all applicable laws and the Company’s Restated Certificate of Incorporation, By-Laws and other governing documents. A copy of these guidelines can be found on our website at https://investor.paychex.com/corporate-governance/governance-documents.

Corporate Responsibility

Paychex is committed to good corporate citizenship, which is reflected in our company culture. Our core cultural values are designed to guide decision making aligned to the expectations of clients, stockholders, regulators, employees, and the multiple communities in which we operate and to reflect our continuing commitment to belonging and engagement. Our cultural values are:

Integrity	Service	Innovation

Partnership	Accountability	Respect

Each of these values is critical to our ongoing success. All employees are required to verify their understanding and observance of these values on an annual basis through training and review with management during performance discussions.

Our Board is focused on the long-term sustainability of our business. The N&G Committee has oversight of our corporate responsibility policies and initiatives. Corporate responsibility efforts at Paychex are overseen by the Corporate Responsibility Steering Committee, which is chaired by the Chief Legal Officer, Chief Ethics Officer, and Secretary, and is comprised of members representing Human Resources & Organizational Development; Legal; External Reporting; Investor Relations; Corporate Marketing; Corporate Communications; Risk, Compliance and Data Analytics; Information Technology; Business Operations; Sustainability; and Internal Audit.

Our corporate responsibility efforts are focused on the following pillars:

Corporate Governance and Ethics	People

We lead with integrity by safeguarding data privacy and security, engaging responsibly in public policy, and upholding transparency to build trust and long-term value.

We foster a dynamic work environment where employees are empowered through professional development, belonging, safety, and wellness, while offering competitive rewards that drive both personal growth and shared success with our clients.

Communities	Environment
We invest in the communities we serve – helping businesses thrive, driving charitable impact, and mobilizing employees to make a difference.	We are committed to managing our environmental impact.

Paychex, Inc. 2026 Proxy Statement • 18

Corporate Governance

Further information about our corporate responsibility efforts can be found in our Corporate Responsibility Reports at www.paychex.com/corporate/corporate-responsibility. The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.

Board Leadership Structure

The Board’s current leadership structure is comprised of:

•	Chairman of the Board and a non-independent director (Mr. Mucci);

•	President and CEO as a non-independent director (Mr. Gibson);

•	an independent director serving as Lead Independent Director (Mr. Tucci); and

•	Audit, C&L, Corporate Development Advisory, Investment, and N&G committees led by independent directors.

We currently have separated the roles of Chairman and CEO and believe this structure currently best serves the Company, but may change the leadership structure in the future if the Board believes that a change would best serve the Company and its stockholders. The Board believes this structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by non-management directors. We believe that the Company is best served by having a Chairman who has in-depth knowledge of the Company’s operations and the industry. Mr. Mucci’s experience as our CEO and long tenure of service on the Board qualify him to lead the Board, particularly as it focuses on strategic risks and opportunities facing the Company.

Our Lead Independent Director is responsible for conducting regularly scheduled executive sessions of the non-management or independent directors and such other responsibilities as the independent directors may assign. Regularly scheduled executive sessions of the members of the Board, without members of management present, are held at each regularly scheduled Board meeting. As appropriate, matters presented to the Board by the N&G and C&L Committees are reviewed and discussed in executive sessions by the independent directors.

The Board and its standing committees that meet regularly conduct performance self-evaluations at least annually to assess the qualifications, attributes, skills, and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Board also conducts individual Board member assessments annually.

Paychex, Inc. 2026 Proxy Statement • 19

Corporate Governance

Nomination Process

The N&G Committee is responsible for recommending candidates to the full Board to either fill vacancies or stand for election at each annual meeting of stockholders. The N&G Committee follows the Board’s Nomination Policy (the “Nomination Policy”), which is included in the N&G Committee Charter. The Board has determined that it is necessary for the continued success of the Company to ensure that the Board is composed of individuals having a variety of complementary experience, education, training, and relationships relevant to the then-current needs of the Board and the Company. The Nomination Policy directs the N&G Committee to consider nominees representing a multitude of perspectives and experiences and requires that any third-party search firm be instructed to include such nominees in the initial lists they prepare.

In evaluating candidates for nomination to the Board, including candidates for nomination recommended by a stockholder, the Nomination Policy requires N&G Committee members to consider the contribution that a candidate for nomination would be expected to make to the Board and the Company. This is based upon the current composition and needs of the Board, and the candidate’s demonstrated business judgment, leadership abilities, integrity, prior experience, education, training, relationships, and other factors that the Board determines relevant. When identifying candidates for nomination to fill vacancies created by the expiration of the term of any incumbent director, the Nomination Policy requires N&G Committee members to determine whether such incumbent director is willing to stand for re-election and, if so, to take into consideration the value to the Board and to the Company of their continuity and familiarity with the Company’s business. The Board has previously used a third-party search firm to identify director candidates, and the N&G Committee is authorized by its charter to continue this practice.

The Nomination Policy requires the N&G Committee to consider candidates for nomination to the Board recommended by any reasonable source, including stockholders. Stockholders who wish to nominate candidates for director must comply with the procedures set forth in the By-Laws, including sending timely notice in writing to the Secretary of the Company that includes the information and disclosure required by the By-Laws. For more information, see the subheading entitled “How do I submit a proposal for next year’s Annual Meeting?” in the Frequently Asked Questions section of this proxy statement.

Paychex, Inc. 2026 Proxy Statement • 20

Corporate Governance

Board Oversight of Risk

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile, and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees.

Cybersecurity risks are overseen by the Audit Committee of our Board. Annually, the Audit Committee reviews an assessment of our risk management processes with the Board. The Audit Committee is responsible for reviewing significant cybersecurity risk exposures and the steps management has taken to monitor, control, and report such exposures. The Audit Committee receives quarterly updates from our Chief Information Security Officer regarding our cybersecurity risk management program. These updates include a status of current capabilities, ongoing initiatives, and the evolving cybersecurity threat landscape.

The C&L Committee regularly reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. As part of its risk oversight, the C&L Committee conducts an annual assessment of risks arising from the Company’s compensation programs. The C&L Committee reviews such programs with its independent compensation consultant. The C&L Committee’s assessment includes identification of risk with the various forms of compensation, the inherent risk in performance-based compensation metrics, and existing risk mitigation controls. Risk mitigation includes, but is not limited to, the balance of fixed and variable compensation, the balance of short- and long-term compensation, stock ownership guidelines, level of oversight, and internal controls over financial reporting. Based on its last review, the C&L Committee concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

The N&G Committee assists the Board in developing and overseeing corporate governance objectives to further integrate it into the Company’s strategy and operations. The N&G Committee also oversees policies and programs related to environmental, philanthropic, and political activities. The N&G Committee also provides oversight of the Company’s risks, reporting, and disclosure with respect to governance and corporate responsibility matters, including an update on the annual assessment of environmental risks facing the Company.

Paychex, Inc. 2026 Proxy Statement • 21

Corporate Governance

Executive Management Succession Planning

The Board oversees executive management succession planning, which is formally reviewed at least annually by the C&L Committee. The Board regularly discusses succession and development plans with the CEO as well as without the CEO present in executive sessions of the Board. The Board makes sure that it has adequate opportunities to meet with and assess development plans for potential executive management successors to ensure that the Company has the right management talent to pursue its strategies successfully.

Board Meetings and Committees

Our Corporate Governance Guidelines require that our Board meet at least four times per year. The Board held four meetings in fiscal 2026. To the extent practicable, directors are expected to attend all Board meetings and meetings of the committees on which they serve. During fiscal 2026, each director attended at least 75% of all Board and applicable committee meetings held during the year while they served as a director. Directors are expected to attend the Annual Meeting, and 100% of then-current directors did attend the 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”), which was held virtually. All directors are independent within the meaning of applicable SEC and Nasdaq director independence standards, with the exception of Mr. Gibson and Mr. Mucci. As of May 31, 2026, committee assignments were as follows:

Board Members	Audit(1)	C&L(2)	Corporate Development Advisory	Executive	Investment	N&G(3)

Martin Mucci

Thomas F. Bonadio(4)

Joseph G. Doody

John B. Gibson

J. Michael Hansen(4)(5)

Pamela A. Joseph

Theresa M. Payton

Kevin A. Price

Joseph M. Tucci

Joseph M. Velli

Kara Wilson(6)

# of meetings held during the year	6	3	4	—	2	3

 Member   Chair

(1)

All members of the Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, meet the independence, experience, and other applicable Nasdaq listing requirements and applicable SEC rules regarding independence.

(2)	All members of the C&L Committee meet the Nasdaq independence criteria for compensation committee members.

(3)	All members of the N&G Committee meet the Nasdaq independence criteria for directors overseeing director nominations.

(4)	Mr. Bonadio and Mr. Hansen qualify as an “Audit Committee Financial Expert,” as defined by applicable SEC rules.

(5)	Mr. Hansen was appointed as a member of the Corporate Development Advisory Committee effective July 16, 2026.

(6)	As previously announced by the Company, Ms. Wilson will not stand for reelection as a director, and her current term will expire at the Annual Meeting.

Paychex, Inc. 2026 Proxy Statement • 22

Corporate Governance

The Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk management function. The Board’s six standing committees have the following risk oversight areas and general responsibilities:

Audit Committee

Primary Risk Oversight Areas

•	Internal controls;

•	Risk related to financial statement accuracy and reporting;

•	Legal, regulatory, and compliance risks;

•	Risks related to security, technology, privacy, cybersecurity and data protection; and

•	Other operational and fraud risks.

Primary Responsibilities

•	Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system, and financial risk management processes;

•	Review the performance and independence of the Company’s independent accountants and internal audit department;

•	Provide an open avenue of communication among the independent accountants, financial and senior management, internal audit department, and the Board; and

•	Review significant risk exposures and processes to monitor, control, and report such exposures, periodically reporting on such information to the Board.

Compensation & Leadership Committee

Primary Risk Oversight Areas

•	Risks arising from the Company’s compensation policies and practices for all employees and non-employee directors.

Primary Responsibilities

•	Design and administer the Company’s executive and director compensation programs to ensure furtherance of the Company’s overall compensation objectives;

•	Evaluate and determine compensation for the CEO and senior executive officers and recommend director compensation to the Board;

•	Assist the Board in an annual review on succession planning and evaluating potential successors for executive management positions; and

•	Evaluate compensation policies to determine if they incentivize risks that are reasonably likely to have a material adverse effect on the Company.

Paychex, Inc. 2026 Proxy Statement • 23

Corporate Governance

Corporate Development Advisory Committee

Primary Risk Oversight Areas

•	Risk related to the Company’s acquisition and divesture opportunities.

Primary Responsibilities

•	Review and provide guidance to management and the Board with respect to the Company’s acquisition or divestiture opportunities, as appropriate, and review related strategy; and

•	Authority to approve acquisitions or divestitures in accordance with the parameters set by the Board, to the extent permitted by law and the Company’s By-Laws.

Executive Committee

Primary Responsibilities

•	Exercise all the powers and authority of the Board, except as limited by law, between Board meetings and when the Board is not in session.

Investment Committee

Primary Risk Oversight Areas

•	Risk related to investing activities.

Primary Responsibilities

•	Review the Company’s investment policies and strategies, and the performance of the Company’s investment portfolios; and

•	Determine that the investment portfolios are managed in compliance with the Company’s established investment policy.

Nominating and Governance Committee

Primary Risk Oversight Areas

•	Risks related to governance, and corporate responsibility matters.

Primary Responsibilities

•	Identify, evaluate, and recommend candidates to be nominated for election to the Board;

•	Provide oversight of the governance of the Board to ensure that it meets its fiduciary obligations to the Company and its stockholders; and

•	Provide ongoing oversight of the Company’s governance, and corporate responsibility activities and performance.

Paychex, Inc. 2026 Proxy Statement • 24

Corporate Governance

The Audit, C&L, Corporate Development Advisory, Investment, and N&G Committees’ responsibilities are more fully described in each committee’s charter adopted by the Board, which are accessible on the Company’s website at
https://investor.paychex.com/corporate-governance/governance-documents
.
Policy on Transactions with Related Persons
Related persons include our executive officers, directors, and director nominees, as well as their immediate family members, and holders of more than 5% of the Company’s common stock. It is generally the Company’s practice to avoid transactions with related persons. However, there may be occasions when a transaction with a related person is in the best interest of the Company. The Company’s policies and procedures for the review and approval of related-person transactions are described below. In addition, the Company maintains a conflict of interest policy applicable to all employees, which is internally distributed and appears in the Company’s Code of Business Ethics and Conduct, which is posted at
https://investor.paychex.com/corporate-governance/governance-documents
.
Officers and directors are required to disclose any potential conflicts of interest or related-person transactions, which include: certain financial interests in or relationships with any supplier, client, partner, subcontractor, or competitor; and engaging in any activity that could create the appearance of a conflict of interest, including financial involvement or dealings with employees or representatives of the types of entities listed above. Annually, officers and directors complete a Director’s and Officer’s Questionnaire, within which they provide information regarding whether they or any member of their immediate family had any interest in any actual or proposed transaction with the Company or any of its subsidiaries where the amount involved exceeded $120,000. The individuals are also asked about any other economic relationships that might be conflicts of interest. The responses are reviewed by our Financial Reporting and Legal departments to determine if a conflict of interest exists related to any such transaction. For officers, the Company’s Chief Financial Officer (“CFO”) oversees the review of such transactions.
Members of the Board are required to disclose to the Chairman or the Chair of the N&G Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company. This includes engaging in any conduct or activities that would impair the Company’s relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.
The Financial Reporting department reviews and updates the Company’s listing of related persons on a quarterly basis for determination of potential related-person transactions that should be disclosed in the Company’s periodic reports to the SEC. During this quarterly review and update, these identified transactions are reviewed and disclosed as required. The N&G Committee is required to consider all questions of possible conflicts of interest of Board members and executive officers, including review of transactions of the Company in excess of $120,000 in which a director, executive officer, or an immediate family member of a director or executive officer has an interest. The factors considered by the N&G Committee in their review include: the business objective of the transaction; the individual’s involvement in the transaction; whether the transaction would impact the judgment of the officer or director to act in the best interest of the Company; and any other matters the N&G Committee deems appropriate. Except as noted below in “Transactions with Related Persons” for fiscal 2026, no instances of conflict or non-compliance
have been identified. Should a conflict of interest be identified, relevant information and circumstances would be reviewed to determine if action is required relative to continuing the arrangement.
Transactions with Related Persons
Since June 1, 2025, the following reportable transactions in excess of $120,000 were identified and communicated to the N&G Committee:

•
Based on information in a Schedule 13G filed on January 26, 2024, Blackrock, Inc. and/or its affiliates (“Blackrock”) is an owner of more than 5% of the Company’s common stock, which makes Blackrock a “Related Person” of the Company under Item 404 of Regulation
S-K.
Blackrock has been a vendor of the Company since 2011. In fiscal 2026, the Company paid Blackrock approximately $1.1 million for investment management services.

•
The Company provides payroll and other ancillary services to Eastman Kodak Company (“Kodak”). Pursuant to the agreement between the Company and Kodak, Kodak paid the Company approximately $0.6 million in fees for these services during fiscal 2026. As a former director and a beneficial owner of greater than 5% of the Company’s common

Paychex, Inc. 2026 Proxy Statement
•

Corporate Governance

stock, Mr. Golisano may be deemed to have an interest in this transaction, but is not expected to have any direct identifiable interest in this transaction. Mr. Golisano is the sole member of GO EK Ventures IV, LLC (“GO EK Ventures”), which beneficially owns greater than 10% of Kodak’s outstanding shares. Mr. Golisano did not participate in the negotiation, decision-making process, or approval of the agreement between the Company and Kodak. Our N&G Committee considered the relevant information and approved the transaction after finding the transaction to be on arm’s length terms and in the best interests of the Company.

•
The Company provides payroll and other ancillary services to The Bonadio Group (“Bonadio “). Pursuant to the agreement between the Company and Bonadio, Bonadio paid the Company approximately $0.2 million in fees for these services during fiscal 2026. As a director, Mr. Bonadio may be deemed to have an interest in this transaction, but is not expected to have any direct identifiable interest therein. In addition to serving as a Board member of the Company, Mr. Bonadio is the founder and also serves as the Chairman of the Board of Directors of Bonadio. Mr. Bonadio did not participate in the negotiation, decision-making process, or approval of the agreement between the Company and Bonadio. Our N&G Committee considered the relevant information and approved the transaction after finding the transaction to be on arm’s length terms and in the best interests of the Company.

•
During 2024, the Company entered into an agreement to resell certain HelloTeam, Inc. (“HelloTeam”) services to customers. Pursuant to the agreement between the Company and HelloTeam, HelloTeam paid the Company approximately $2.9 million in fees during fiscal 2026. As a former director and a beneficial owner of greater than 5% of the Company’s common stock, Mr. Golisano may be deemed to have an interest in this transaction, but is not expected to have any direct identifiable interest therein. In addition to having served as a Board member of the Company until he stepped down from the Board effective July 9, 2025, as previously disclosed, Mr. Golisano also owns a greater than 10% interest in HelloTeam. Mr. Golisano did not participate in any negotiation, decision-making process, or approval of the agreement between the Company and HelloTeam. Our N&G Committee considered the relevant information and approved the transaction after finding the transaction to be on arm’s length terms and in the best interests of the Company.

Insider Trading Policy
The Company has adopted an insider trading policy, for all employees, designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Insiders, who include our directors, executive officers, and certain employees whose duties involve access to material non-public
information, may buy and sell the Company’s stock within an open “window period.” The “window period” begins on the second business day after earnings are announced. The trading window will close at 4 p.m. Eastern Time on the date that is two weeks prior to the end of each fiscal quarter, and if such date falls on a non-business
day, on the immediately preceding business day. When awards to insiders vest on August 15, the first quarter trading window closes at 4 p.m. Eastern Time on August 18, and if such date falls on a non-business
day, on the immediately preceding business day. Insiders are prohibited from purchasing or selling the Company’s stock if they are in possession of material non-public
information, even if it is within the open “window period.” The Company reserves the right to impose an “event-specific blackout period” if it deems insiders to have “insider information,” regardless of if it is an open “window period” and it may do so with little or no notice. Employees subject to the “event-specific black-out
period” will be notified by the CFO or Chief Legal Officer.
Stockholder Engagement
We value meaningful engagement with our stockholders and actively seek their feedback as we pursue strong financial performance and long-term value creation. Our investor outreach focuses on company strategy, corporate governance, board tenure and executive compensation, and may include participation from members of our Board.
We regularly review our corporate governance and executive compensation practices. As part of this assessment, we proactively engage with our stockholders to assist our Board in understanding their perspectives. Insights from these discussions are shared with our Board and help to guide our disclosures, strategy, and governance practices, as appropriate.
In 2026, we extended invitations to stockholders representing more than half of our shares outstanding to participate in corporate governance discussions. We held meetings with stockholders representing over 10% of our shares outstanding, gaining valuable perspectives that were communicated to the Board and relevant committees. The stockholders expressed

Paychex, Inc. 2026 Proxy Statement
•

Corporate Governance

continued focus on board refreshment, feedback which was taken into account with the addition of a new Director in January. Stockholders also expressed interest in understanding how Paychex approaches governance of cybersecurity, data privacy and artificial intelligence in an ethical and secure manner. Our Board recognizes that security is foundational to our products, infrastructure, and operations. We take an enterprise-wide approach designed to protect client data and funds, safeguard the confidentiality, integrity, and availability of our systems, and enhance resilience to minimize business disruption.
Communications with the Board of Directors
The Board has established procedures to enable stockholders and other interested parties to communicate in writing with the Board, including the chair of any standing committee of the Board. Written communications should be clearly marked and mailed to:
Stockholder and Other Interested Parties – Board Communication
Paychex, Inc.
911 Panorama Trail South
Rochester, New York 14625-2396
Attention: Corporate Secretary
In the case of communications intended for committee chairs, the specific committee must be identified. Any such communications that do not identify a standing committee will be forwarded to the Board. The Secretary will promptly forward all stockholder and other interested party communications to the Board or to the appropriate standing committee of the Board, as the case may be.
Code of Business Ethics and Conduct
The Company has a Code of Business Ethics and Conduct that applies to all of its directors, officers, and employees. The Company requires all of its directors, officers, and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this code. In addition, each year all employees and directors are reminded of and asked to affirmatively acknowledge their obligation to follow the code. The Code of Business Ethics and Conduct is available for review on the Company’s website at
https://investor.paychex.com/corporate-governance/governance-documents
. The Company intends to disclose any amendment to, or waiver from, a provision of its Code of Business Ethics and Conduct that relates to any element of the code of ethics definition enumerated in Item 406 of Regulation
S-K
by posting such information on its website at the address specified above.

Paychex, Inc. 2026 Proxy Statement
•

Say-on-Pay Vote

PROPOSAL 2:

ADVISORY VOTE TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

What am I voting on?	Voting Recommendation

Stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as described in the Compensation Discussion and Analysis (“CD&A”) and the Named Executive Officer Compensation sections of this proxy statement.

The Board of Directors recommends a vote FOR the advisory vote approving the NEO compensation, as disclosed in this proxy statement.

We are asking our stockholders to provide advisory approval of the compensation of our NEOs as required by Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies, and practices as described in this proxy statement. Our stockholders are currently given the opportunity to vote, on a non-binding, advisory basis, on say-on-pay proposals annually, with the next opportunity to vote on such a proposal being the 2027 Annual Meeting of Stockholders (“2027 Annual Meeting”). Before you vote, we encourage you to read the CD&A and Named Executive Officer Compensation sections of this proxy statement, which provide detailed information on the Company’s compensation policies and practices, and overall compensation of our NEOs.

Compensation Programs Highlights

Our executive compensation programs are designed to attract, motivate, and retain highly qualified NEOs, who are critical to our success. We strongly believe that our executive compensation – both pay opportunities and pay actually realized – should be tied to Company performance. Under our compensation programs, the NEOs are rewarded for the achievement of specific annual and longer-term strategic and financial goals of the Company. Some key aspects of our compensation programs that you should consider are:

•

NEO compensation is evaluated and determined by our C&L Committee, which is comprised entirely of independent directors. This committee utilizes the services of an independent consultant to advise them on matters of executive compensation.

•

Our executive compensation program is designed to implement core compensation principles, including alignment with stockholders’ interests, long-term value creation, and pay-for-performance. A significant portion of pay is at risk or variable where the amount realized will be dependent on achievement of financial targets or, in the case of certain time-vested equity awards, the value of the Company’s stock.

•	A mix of annual and long-term incentive programs creates a balance between short-term and long-term focus, reducing risk in the compensation programs.

•	Our equity-based, long-term incentive awards include a combination of stock options, time-based stock awards, and performance-based stock awards.

In addition, we have responsible compensation practices that ensure consistent leadership and decision-making, certain of which are intended to mitigate risk. These include:

•	Stock ownership guidelines designed to align the directors’ and executives’ long-term financial interests with those of our stockholders.

•	Prohibition of hedging of the Company’s stock for both directors and executive officers.

•	Prohibition of pledging Company stock as collateral.

Paychex, Inc. 2026 Proxy Statement • 28

Say-on-Pay Vote

•	A long-standing insider trading policy.

•	A clawback policy applicable to our Annual Officer Performance Incentive Program (the “annual incentive program”) and performance-based stock awards.

•

Non-compete and other forfeiture provisions within our equity-based compensation agreements. These provisions allow the Company to cancel all or any outstanding portion of equity awards and recoup the gross value of any payouts under the annual incentive program, vested time-based stock awards, vested performance-based stock awards, or profits from exercises of options.

Advisory Vote

The C&L Committee, along with the Board, believe that the policies, procedures, and amounts of compensation discussed here, and described further in this proxy statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our stockholders. To indicate approval of our NEO compensation, a majority of the shares entitled to vote on the proposal must be voted for the proposal in person or by proxy at the Annual Meeting.

This say-on-pay vote is advisory and, therefore, is not binding on the Company, the C&L Committee, or our Board. Our Board values the opinions of our stockholders and, to the extent that there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the C&L Committee will evaluate whether actions are necessary to address these concerns.

The Board recommends a vote FOR the proposal to approve the NEO compensation on an advisory basis, as disclosed in this proxy statement.

Paychex, Inc. 2026 Proxy Statement • 29

CD&A

COMPENSATION DISCUSSION AND ANALYSIS

The CD&A provides a description of our executive compensation policies and programs, the decisions made by the C&L Committee regarding executive compensation, and the factors contributing to those decisions. This discussion focuses on the compensation of our NEOs for fiscal 2026, who were:

Name	Title

John B. Gibson	President and CEO (Principal Executive Officer)

Robert L. Schrader	SVP and CFO (Principal Financial Officer)

Adam Ante	SVP of Human Capital Management (“HCM”)

Ryan Bergstrom	Chief Product and Technology Officer

Chad Parodi	SVP of HR & Benefits Services

Executive Summary

Business and Financial Highlights

Our executive compensation is tied to financial and operational performance and is intended to drive sustained, long-term increases in stockholder value. During fiscal 2026, we delivered solid financial results, reflecting growth across our business. Reported financial results for fiscal 2026 and the respective growth percentages compared to fiscal 2025 were as follows:

Total service revenue $6.3B 16% increase	Operating income $2.5B 14% increase	Diluted earnings per share $4.89 7% increase

Total returned to stockholders(1) $2.2B 42% increase	Operating income, net of certain items(2) $2.6B 19% increase	Adjusted diluted earnings per share(2) $5.51 11% increase

(1)	Reflects dividends and repurchases of outstanding shares of our common stock.

(2)

Operating income, net of certain items and adjusted diluted earnings per share are not United States (“U.S.”) generally accepted accounting principles (“GAAP”) measures. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of these non-GAAP measures and a reconciliation to the most comparable GAAP measures of operating income and diluted earnings per share.

Our strategy is to be the digitally driven HR leader, serving as an essential partner to clients through technology and advisory solutions for HR, payroll, employee benefits, and insurance. We believe that successfully executing this strategy will lead to strong, long-term financial performance. We intend to strengthen our position as a leading provider through continued investments in both our innovative technology and HR advisory solutions. Key elements of our strategy include:

Growing our client base. We operate in a large and growing market, with significant potential to expand within our current target markets. To support this growth, we invest in demand generation, sales tools, and go-to-market initiatives, including channel partnerships, ecommerce, and digital marketing.

During fiscal 2026, we served approximately 840,000 total customers across the U.S. and parts of Europe, of which approximately 800,000 are payroll clients. Client retention remained in the 82% – 83% range.

Paychex, Inc. 2026 Proxy Statement • 30

CD&A

Expanding our share of wallet. We offer a full-suite of integrated solutions that combine HR technology and advisory solutions that sets us apart in the industry. We intend to continue to increase penetration across our HCM software, HR outsourcing, retirement, and insurance offerings.

During fiscal 2026, we delivered robust revenue growth selling our HR Outsourcing and Retirement solutions inside and outside of our client base. As of May 31, 2026, we helped over 1.6 million employees across approximately 130,000 clients save for retirement. As of May 31, 2026, we also supported approximately 2.6 million worksite employees with our HR Outsourcing solutions.

During fiscal 2026, we also continued expanding partners, benefits, and access to Perks, our award-winning digital marketplace for affordable, portable benefits. As of May 31, 2026, Perks offered over 25 benefits with industry-leading partners and approximately 400,000 unique employees purchased benefits through Perks since its launch. We are expanding Perks to employees on the Paycor HCM platform, increasing our addressable market by more than 2.5 million employees.

Driving technology innovation. We continue to invest significantly in our proprietary HCM platforms to maximize efficiency and functionality for our clients and their employees. We have a robust product roadmap that is focused on enhancing our ability to address the needs of our clients and prospective customers. We believe we are well positioned to capitalize on AI opportunities through large and growing data sets, predictive analytics and AI models, and continued AI investments to improve efficiency, enhance the customer experience, and support growth opportunities.

We continued advancing our AI leadership in fiscal 2026. Building on our advisory strength, we launched WISE, Workforce Intelligence Strengthened by Expertise, our AI-powered intelligence engine that extends our existing capabilities into agentic AI. As of May 31, 2026, WISE powers approximately 600 AI features and agents across our solutions and operations. By embedding agents into the flow of work, WISE moves beyond insight and assistance to autonomous execution for clients. We believe this enables us to scale our expertise, enhance productivity, and deliver better client outcomes, all with human-in-the-loop oversight and strong governance.

We believe differentiated access to data will be a key driver of AI leadership, and it’s an area where we believe Paychex is exceptionally well positioned. For more than 50 years, we have been at the center of HR, payroll, and benefits, giving us access to a vast, proprietary, and growing dataset. WISE now draws on more than 26 trillion data points, helping make our solutions smarter, more relevant, and more proactive.

We are already seeing the benefits of these capabilities in practice. WISE can create and update client employee handbooks as regulations or business needs change, reducing administrative work from months to minutes. Thousands of clients are using our workforce management solutions to intelligently generate schedules in minutes instead of hours and reduce timesheet approval time by more than 50%. Reflecting our commitment to flexible service models, our agentic voice and email payroll solution reduced wait times while increasing customer satisfaction.

Paychex Flex and Paycor HCM platforms continued to earn external accolades in fiscal 2026. Both platforms were recognized as Leaders in HCM Technology and GenAI by NelsonHall and as industry-leading HCM solutions by Lighthouse Tech Research & Advisory.

Pursuing strategic acquisitions. We utilize acquisitions, when appropriate, as a means to expand our portfolio, enter new markets, or increase our scale. We will continue to evaluate and monitor potential acquisitions that are aligned with our overall strategy.

In fiscal 2026, we completed the integration of Paycor, a leading provider of HCM, payroll, and talent software, acquired in April 2025. This acquisition, our largest to date, expanded our presence upmarket, increased cross-sale opportunities, and enhanced our suite of AI-driven HCM solutions.

Stockholder Distributions: The value we return to our stockholders is very important to us. During fiscal 2026, we distributed $2.2 billion to our stockholders through dividends and repurchases of outstanding shares of our common stock.

Paychex, Inc. 2026 Proxy Statement • 31

CD&A

We have distributed over $7.5 billion to stockholders over the past 5 years.

Dividend Payments: We continue to pay substantial dividends to our stockholders.

The most recent increases in the quarterly dividend to stockholders were as follows:

	Increase in Quarterly Dividend ($/Sh)	Quarterly Dividend Amount ($/Sh)	Change (%)

May 2026	$0.11	$1.19	10%

May 2025	$0.10	$1.08	10%

May 2024	$0.09	$0.98	10%

May 2023	$0.10	$0.89	13%

May 2022	$0.13	$0.79	20%

Share Repurchases: In January 2026, the Board approved a program to repurchase up to $1 billion of the Company’s common stock. This authorization replaced the Company’s existing 2024 authorization and has no expiration date.

Shares repurchased in recent years were as follows:

In millions	Shares Repurchased (#)	Amount ($)

Fiscal 2026	5.6	$611.0

Fiscal 2025	0.8	$104.5

Fiscal 2024	1.5	$169.2

Fiscal 2023	—	$—

Fiscal 2022	1.2	$145.2

For more information about our fiscal 2026 business results, see the section of our fiscal 2026 Annual Report on Form 10-K (“Form 10-K”) titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

NEO Compensation Highlights

In fiscal 2026, compensation related to performance-based programs included payouts from the annual cash incentive program. For fiscal 2026, the annual cash incentive payouts were 64% of target for Mr. Gibson and our other NEOs, based upon the satisfaction of certain quantitative and qualitative components.

In addition, there were no performance periods that concluded for the Company’s performance-based equity awards during fiscal 2026, reflecting the C&L Committee’s decision in fiscal 2025 to extend the performance period of the long-term incentive program from two to three years. Accordingly, the performance period of the performance-based RSUs granted in connection with the fiscal 2025 annual grant will end on May 31, 2027.

Paychex, Inc. 2026 Proxy Statement • 32

CD&A

How Pay is Tied to Company Performance

Our executive compensation programs are designed to ensure that the interests of our senior leaders are appropriately aligned with the Company’s stockholders by rewarding performance that meets established business and individual goals. Key features of the executive compensation programs that tie to Company performance are:

•

A significant portion the annual compensation for Mr. Gibson and our other NEOs is “at risk” or variable, comprising 91% and 84% on average of their total target compensation, respectively, for fiscal 2026. Variable compensation is comprised of an annual cash incentive program and longer-term equity-based incentives.

The pay mix at target for our CEO, Mr. Gibson, and the average for our other NEOs for fiscal 2026 were as follows:

•	Performance-based equity awarded to our NEOs constituted 60% of the total long-term incentive value at target and is subject to a three-year performance period.

•

Target compensation for the annual incentive program and annual grants of performance-based stock awards is generally established at the beginning of the performance period by the C&L Committee. NEOs have an opportunity to earn actual compensation that varies from target based on achievement against pre-established performance metrics.

•	The financial measures used as performance targets are linked directly to our annual and long-term strategic plans that are reviewed and approved by the Board.

•	The fiscal 2026 annual incentive program performance metrics consisted of new business revenue and service revenue as well as operating income, net of certain items(1).

•

The fiscal 2026 performance-based equity award metrics consisted of service revenue, operating income, net of certain items(1), and relative total shareholder return (“TSR”) as compared to the S&P 500.

Paychex, Inc. 2026 Proxy Statement • 33

CD&A

The following illustrates the trend in Company performance, based on two of our key financial metrics utilized in performance-based compensation plans, and the total reported compensation of our CEO over the last three years.

CEO Total Reported Compensation[2] ($ millions)

$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
2024
2025
2026
Fiscal Year Ended May 31,

(1)

Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income.

(2)

CEO total reported compensation as reflected in this chart is equal to the amounts reported in the Fiscal 2026 Summary Compensation Table included in the Named Executive Officer section of this and prior years’ proxy statements.

Results of the 2025 Say-on-Pay Vote

At the 2025 Annual Meeting held on October 9, 2025, approximately 96% of the total stockholder votes cast were in favor of the Company’s NEO compensation as presented in our 2025 proxy statement. The C&L Committee considered this favorable outcome and believed it conveyed our stockholders’ support of the committee’s decisions and the existing executive compensation programs. As we evaluated our compensation practices and talent needs throughout fiscal 2026, the C&L Committee remained mindful of the strong support for our compensation policies and practices communicated by our stockholders at the last annual meeting. For fiscal 2026, the C&L Committee retained the core design of our executive compensation programs as it believes the program continues to attract, retain, and provide appropriate incentive for senior management.

Paychex, Inc. 2026 Proxy Statement • 34

CD&A

Elements of Compensation

We use a combination of compensation elements, including base salary, annual incentive program, and equity awards delivered under our 2002 Plan. Each element and the related compensation decisions and results for fiscal 2026 are discussed below.

Summary of Fiscal 2026 Elements of Compensation

Compensation Elements	Salary	Annual Incentive Program	Stock Options	Time-Based RSU Awards	Performance-Based RSU Awards
	Fixed	Variable, At-Risk

Recipients	All NEOs

When Granted	Reviewed annually	Annually

Form of Delivery	Cash		Equity

Type of Performance	Short-Term		Long-Term

Performance Period	Ongoing	1-year	Vest ratably over 3 years		Vests at the end of the 3-year performance period

How Payout is Determined	C&L Committee Judgment	Quantitative based on achievement against targets; small portion qualitative	Based on stock price on exercise/vest date		Quantitative based on achievement against targets and a rTSR modifier(1)

Performance Metrics	N/A	Service revenue; operating income, net of certain items; and annualized new business revenue	N/A	N/A	Service revenue; operating income, net of certain items, and rTSR

(1)

Performance-based RSU awards are subject to a relative TSR metric, which modifies the final payout downward or upward by up to 25% based on the Company’s three-year TSR performance versus the S&P 500’s three-year TSR performance.

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Highlights of Executive Compensation Practices

The Board maintains governance standards and oversight of our executive compensation policies and practices. The following governance practices were in place during fiscal 2026, and these practices, among other elements of our compensation programs, aid in mitigating risk associated with our compensation programs.

WHAT WE DO	WHAT WE DON’T DO

✓  Pay for performance. A significant portion of executive pay is not guaranteed but rather tied to key financial metrics that are disclosed to our stockholders.

✓  Mitigate undue risk in compensation programs.
The executive compensation program includes features that reduce the possibility of the NEOs, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of longer-term value.

✓  Balance of short-term and long-term incentives.
Our incentive programs are designed to provide an appropriate balance of annual and longer-term incentives.

✓  Capped award payouts. Amounts or shares that can be earned under the annual incentive program, as well as the time-based stock awards and performance-based stock awards, are capped.

✓  Stock ownership guidelines. There are restrictions on sales of vested awards until a NEO has attained ownership of the Company’s stock as follows: CEO – six times base salary; and other NEOs – three times base salary.

✓  Include double-trigger change in control provisions. Our Change in Control Plan for officers is a “double-trigger” arrangement, requiring change in control and a subsequent termination of employment.

✓  Clawback policy. Clawback policy applicable to our annual incentive program and performance-based stock awards allows us to recover excess incentive-based compensation from our executive officers in the event of an accounting restatement.

✓  Include non-compete and other forfeiture provisions in our equity-based compensation agreements. These provisions allow the Company to cancel all or any outstanding portion of equity awards and recover the gross value of any vested time-based stock awards, vested performance-based stock awards, or profits from exercises of options in the event of a violation of the restrictive covenants.

✓  Utilize an independent compensation consulting firm. The C&L Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.

×   No employment agreements. We do not have employment contracts for our NEOs. Employment of all of our executive officers is “at will.”

×   No significant perquisites. The benefits our NEOs receive in the form of health insurance, life insurance, and Company matching contributions to the 401(k) Plan are the same benefits generally available to all our employees.

×   No hedging, pledging or short sales transactions permitted. Our executive officers, including NEOs, and directors are prohibited from engaging in any hedging, pledging, or other similar types of transactions with respect to the Company’s common stock.

×   No dividends or dividend equivalents on unearned performance-based awards. Stock awards do not earn or pay dividends until the shares are earned.

×   No gross-ups. We do not provide our NEOs with any Section 280G excise tax gross-up payments.

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Fiscal 2026 Compensation Results

Base Salary

We pay base salary to attract talented executives and to provide a fixed base of cash compensation. Base salaries are reviewed annually. Our practice is to make targeted base salary increases as determined necessary based on performance, market information, and scope of responsibilities. During fiscal 2026, Messrs. Gibson and Schrader received base salary increases of approximately 3% and 5%, respectively, based on these factors, bringing their base salaries closer to our Peer Group median, while remaining below it.

Annualized base salaries for our NEOs as of May 31, 2026 are as follows (which may differ from base salaries paid for fiscal 2026 reflected in the Fiscal 2026 Summary Compensation Table of this proxy statement, due to timing of salary increases, start dates, etc.):

	2026	2025

John B. Gibson	$925,000	$900,000

Robert L. Schrader	$525,000	$500,000

Adam Ante	$500,000	$500,000

Ryan Bergstrom(1)	$475,000

Chad Parodi(1)	$475,000

(1)	Messrs. Bergstrom and Parodi were not NEOs for fiscal 2025.

Annual Incentive Program

The annual incentive program was established to motivate NEOs to meet the financial goals set by the Company as presented to its stockholders, while maintaining alignment with stockholders’ interests. Upon achievement of the minimum eligible performance, payouts under our annual incentive program are determined based upon the satisfaction of certain quantitative and qualitative components.

Predetermined performance targets are established at the beginning of each fiscal year (by the C&L Committee with consultation of management) and are typically based on the Board-approved fiscal year financial plan. The performance targets are intended to provide a balance between growing revenue and managing expenses. For extraordinary circumstances, the C&L Committee reserves the right to apply discretion and make adjustments (no such adjustments outside of the pre-approved terms of the plan were made for fiscal 2026).

The qualitative component consists of individual-specific goals established at the beginning of the fiscal year based on functions and responsibilities unique to the individual. The CEO can potentially receive up to 20% of base salary and all other NEOs can potentially receive up to 10% of base salary, in each case for achieving their personal goals. The assessment of qualitative goals is subjective, based on the discretion of the C&L Committee. For fiscal 2026, the C&L Committee evaluated each NEO and determined the specific percentage of the qualitative portion to award each NEO as presented on the following page.

Each NEO has an opportunity to earn a percentage of their annualized base salary based on achievement of goals at threshold, target, and maximum. The various percentages of base salary that each NEO is eligible to earn for achievement of the performance measures in the aggregate are as follows:

	Quantitative Component (% of base salary)			Qualitative Component (maximum % of base salary)
	Threshold	Target	Maximum

John B. Gibson	55.0%	130.0%	205.0%	20.0%

Other NEOs	40.0%	90.0%	140.0%	10.0%

Thresholds are set as the floor with any achievement below threshold resulting in no payout for the respective performance metric. Maximums are set as a ceiling on the amount of payout a NEO can receive for each performance metric.

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The performance metrics for the fiscal 2026 annual incentive program for the NEOs were established as follows:

	Fiscal 2026 Year-over-Year Growth Rates			% of Plan Dollars			Achievement as a % of Target
Bonus Objectives(1)	Threshold	Target	Maximum	Threshold	Target	Maximum

Service revenue	14.4%	19.2%	21.5%	96.0%	100.0%	102.0%	97.7%

Operating income, net of certain items(2)	17.1%	21.9%	24.4%	96.0%	100.0%	102.0%	96.7%

Annualized new business revenue(3)	23.4%	31.3%	35.2%	94.0%	100.0%	103.0%	95.7%

(1)

The annual incentive program allows for certain adjustments to metrics as reported in our consolidated financial statements. The acquisition component of service revenue is included up to a maximum of 2% of service revenue at target.

(2)

Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income.

(3)

Annualized new business revenue is the approximate amount of revenue to be earned over the first 12-month period, from the sale in the current fiscal year, of certain management solutions; and professional employer organization and insurance solutions to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing clients. This metric is set to provide incentive for executives to strive to exceed the target, given the relationship to recurring revenue.

Each metric is assigned a different weighting on an individual basis, depending on the position and role of the particular NEO. Each performance objective, along with the target percentage of base salary that can be earned for that metric, and the actual payout percentage is set forth below for our NEOs, in accordance with calculations per the program:

	Mr. Gibson		Other NEOs

Bonus Objectives	% of Base Salary at Target	% of Base Salary Achieved(1)	% of Base Salary at Target	% of Base Salary Achieved(1)

Service revenue	37.5%	26.0%	30.0%	21.4%

Operating income, net of certain items(2)	55.0%	26.1%	35.0%	18.4%

Annualized new business revenue	37.5%	23.2%	25.0%	14.3%

Total quantitative annual incentive	130.0%	75.3%	90.0%	54.1%

Qualitative(3)	20.0%	20.0%	10.0%	10.0%

Total	150.0%	95.3%	100.0%	64.1%

(1)

If the actual achievement under a given performance metric is between two thresholds (e.g., between threshold and target or between target and maximum), then the percentage of base salary achieved would be calculated based on a straight-line interpolation of the achievement level above threshold or target, as appropriate, for such performance metric.

(2)

Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income.

(3)

The NEOs have an opportunity to earn a percentage of base salary based on individual-specific qualitative goals related to the functions and responsibilities unique to the individual. The C&L Committee may determine, at its sole discretion, whether satisfactory achievement has occurred, regardless of achievement against the pre-established individual goals.

The actual achievement translated to the incentive payments for our NEOs is as follows:

	Annualized Base Salary(1)	Minimum Potential Payout(2)	Target Potential Payout(2)	Maximum Potential Payout(2)	Actual Incentive Compensation Earned(3)	% of Target Achieved

John B. Gibson	$925,000	$—	$1,387,500	$2,081,250	$881,448	64%

Robert L. Schrader	$525,000	$—	$525,000	$787,500	$336,656	64%

Adam Ante	$500,000	$—	$500,000	$750,000	$320,625	64%

Ryan Bergstrom	$475,000	$—	$475,000	$712,500	$304,594	64%

Chad Parodi	$475,000	$—	$475,000	$712,500	$304,594	64%

(1)

This represents the NEO’s annualized base salary as of May 31, 2026. It may differ from base salary paid for fiscal 2026 reflected in the Fiscal 2026 Summary Compensation Table of this proxy statement, due to timing of salary increases, start dates, etc.

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(2)

These columns represent the range of payout that each NEO has the opportunity to earn. The minimum potential payout indicates that no payout is earned if achievement is below threshold. The maximum potential payout is based on the percentage of base salary that each NEO can earn for maximum achievement.

(3)

Actual incentive compensation earned is calculated as annualized base salary multiplied by the percentage of base salary achieved and is provided in the Fiscal 2026 Summary Compensation Table of this proxy statement.

Equity-Based Compensation

To align our NEOs’ interests with the long-term interests of our stockholders, we grant equity awards under the 2002 Plan. Annually, the C&L Committee reviews the NEO compensation of our Peer Group to determine the desired pay range for our officers. See the “Compensation Decision Process” section later in this CD&A for further information on the Committee’s process for determining total compensation, including equity awards. This review, along with each officer’s individual performance and potential, determines the total compensation. The quantity of equity awards is based on an estimated total value as determined by the C&L Committee in conjunction with its total compensation review and evaluation.

In July 2025, the C&L Committee made an annual equity grant to our NEOs that was a blend of performance-based RSUs, stock options, and time-based RSUs. The award value was split as follows:

Annual Equity Award Value Allocation

This annual distribution provides for a significant portion of the total equity-based compensation value to be performance-based, consistent with the C&L Committee’s total compensation determination. For our July 2025 annual grants, the C&L Committee determined the estimated total target value to be approximately: $8,500,000 for Mr. Gibson; $2,500,000 for Mr. Schrader; $2,000,000 for Messrs. Ante and Bergstrom; and $1,600,000 for Mr. Parodi. The estimated total target value of Messrs. Gibson’s and Schrader’s equity-based compensation was increased in fiscal 2026 to adjust their compensation closer to market based on an analysis against our Peer Group. See further discussion under the “Peer Group” section within this CD&A.

The following table summarizes the approximate total annual equity award value allocation awarded to each NEO, and the number of performance-based RSUs, stock options and RSUs granted in July 2025:

	Performance-Based RSU Awards (at Target)(1)		Stock Option Awards(2)		Time-Based RSU Awards(3)
NEO	($)	(#)	($)	(#)	($)	(#)

John B. Gibson	$5,100,000	36,252	$2,125,000	62,758	$1,275,000	9,063

Robert L. Schrader	$1,500,000	10,662	$625,000	18,458	$375,000	2,666

Adam Ante	$1,200,000	8,530	$500,000	14,767	$300,000	2,132

Ryan Bergstrom	$1,200,000	8,530	$500,000	14,767	$300,000	2,132

Chad Parodi	$ 960,000	6,824	$400,000	11,813	$240,000	1,706

(1)	Performance-based RSU awards are subject to a three-year performance period.

(2)	Stock option awards vest one-third per year over three years and have a term of 10 years.

(3)	Time-based RSU awards vest one-third per year over three years.

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2026-2028 Performance Stock Awards

Our performance stock awards are designed to provide variable compensation that is focused on longer-term results. The performance-based RSUs granted in fiscal 2026 have a three-year performance period, and may be earned based on the sustained year-over-year growth in service revenue and operating income (equally weighted), net of certain items compared to performance targets, subject to a downward or upward adjustment of 25% based on relative TSR. Payout may range from 0% to 200% of target. The C&L Committee establishes performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold. The threshold level was expected to be appropriately challenging but achievable under normal circumstances. The target level would be achieved if the Company performed as expected under our strategic plan for the three-year period. The maximum level would be achievable only with exceptional performance. Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income.

The goals are set by the C&L Committee upfront for the entire performance period. The threshold, target, and maximum growth rates for service revenue and operating income, net of certain items for each of the three years in the performance period are determined as percentage increases over the actual results from the prior year. As a result, payouts for the second and third year of the performance period require sustained growth over the three-year period. Because growth rates are calculated separately for each year in the performance period and are not aggregated over the three-year performance period, the plan allows for a long-term growth goal while recalibrating to actual performance on an annual basis.

The relative TSR metric modifies the final payout downward or upward by up to 25% based on the Company’s three-year TSR performance versus the S&P 500. The S&P 500 consists of a broad group of companies that represent investors’ alternative capital investment opportunities, thereby aligning the performance-based RSU payout opportunity to the long-term investment experience of our stockholders. If relative TSR performance is at or below the 25th percentile, the final payout is reduced by 25%. If the relative TSR performance is at or above the 75th percentile, the payout is increased by 25%. Payouts are linearly interpolated for relative TSR performance between the 25th and 75th percentiles, with no adjustment applied at the 50th percentile. The relative TSR modifier may not result in a payout in excess of 200% of the target shares.

Stock Ownership Guidelines

The C&L Committee has established stock ownership guidelines. The requirements for fiscal 2026 are as follows:

Position	Requirement

CEO (Mr. Gibson)	6X base salary

SVPs (All other NEOs)	3X base salary

VPs	2X base salary

There are restrictions on sales of shares acquired from awards until the officer has attained the applicable stock ownership level. The ownership guidelines were established to provide long-term alignment with stockholders’ interests.

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For the purposes of achieving the ownership guidelines, unvested stock and stock units awarded to the executive officers that do not include performance-vesting metrics are included.

Equity Grant Practices

Key features of our equity grant practices include:

•	equity awards are granted in accordance with a predetermined schedule, which coincides with regularly scheduled C&L Committee meetings that are scheduled more than one year in advance;

•	annual grants of equity awards to our NEOs and directors are approved by the C&L Committee in July after the release of our fiscal year-end earnings and upcoming fiscal year financial guidance;

•	equity awards granted on dates other than the annual grant date, which may be made in connection with a hire, promotion, or Board appointment, are not granted during any trading black-out periods; and

•

the C&L Committee does not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates.

Refer to the “Policies and Practices Related to the Grant of Certain Equity Awards” discussion within the Named Executive Compensation section of this proxy statement for further information.

Prohibition on Hedging or Speculating in Company Stock

NEOs, along with all employees of the Company, must adhere to strict standards with regards to trading in Paychex stock. These standards are set forth in our insider trading policy. Specifically, we prohibit executive officers from hedging Paychex stock. They may not, among other things:

•	speculatively trade in the Company’s stock;

•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

Pledging of Company Stock

We maintain a pledging policy for all Paychex directors, officers, and employees that prohibits pledging of Company stock for any purpose. Our pledging policy is posted on our website at https://investor.paychex.com/corporate-governance/governance-documents.

Clawback Policy

We maintain the Paychex, Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”). The Clawback Policy applies to all executive officers, including all NEOs. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any current or former executive officer during the prior three fiscal years that exceeds the amount that the executive officer would have received had the incentive-based compensation been determined based on the restated financial statements. The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Nasdaq Listing Rule 5608.

Non-Compete and Other Forfeiture Provisions

Our equity-based compensation agreements state that following termination of employment, certain benefits (including equity-based compensation) will be forfeited if the NEO engages in activities adverse to the Company. These activities include:

•	competition with the Company during a specified period after termination of employment;

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•	solicitation of the Company’s clients or employees during a specified period after termination of employment;

•	breach of confidentiality either during or after employment; or

•	engaging in conduct which is detrimental to the Company during the NEO’s employment with the Company.

Should any of these activities occur, we may cancel all or any outstanding portion of the equity awards subject to this provision and recover the gross value of any vested time-based stock awards and vested performance-based stock awards, including all dividends and dividend equivalents. In the case of stock options, we may suspend the NEO’s right to exercise the option and/or may declare the option forfeited. In addition, we may seek to recover all profits from certain prior exercises as liquidated damages and pursue other available legal remedies.

Perquisites

Our NEOs receive benefits in the form of vacation, health insurance, life insurance, Company matching contributions to the 401(k) Plan when such contributions are in effect, and other benefits, which are generally available to all our employees. Refer to the Fiscal 2026 Summary Compensation Table of this proxy statement for more information regarding perquisites that are treated as other compensation to our NEOs, including Company matching contributions to the 401(k) Plan and certain other benefits. We do not provide our NEOs with pension arrangements, post-retirement health coverage, or other similar benefits, with the exception of access to a non-qualified and unfunded deferred compensation plan.

Deferred Compensation

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. The deferred compensation plan is intended to supplement the NEO’s 401(k) Plan account. Due to limitations on the 401(k) Plan accounts placed by the Internal Revenue Service, this plan allows for further savings toward retirement for the NEOs and functions similarly to the 401(k) Plan account. Refer to the “Non-Qualified Deferred Compensation” discussion included in the Named Executive Officer Compensation section of this proxy statement for more information on how our deferred compensation plan functions.

Change in Control Plan

Executives of the Company are covered by a Change in Control Plan. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a change in control, the executive becomes entitled to certain severance benefits. Such severance benefits are conditioned upon the execution of a general release in favor of the Company. We do not provide any “single trigger” payments or benefits, nor do we provide any 280G excise tax gross-up payments.

Refer to the “Potential Payments upon Termination or Change in Control” discussion within the Named Executive Officer Compensation section of this proxy statement for further information.

Compensation Decision Process

Role of the Compensation Consultant

As outlined in its charter, the C&L Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the committee’s duties. The C&L Committee can retain and dismiss such consultants and advisers at any time. The consultants report directly to the committee and have direct access to the committee through the C&L Committee’s Chair. The C&L Committee requires that any consultant it retains cannot be utilized by management for other purposes. Although management, particularly the VP, Chief Human Resources Officer (“CHRO”), may work closely with the consultant, the consultant is ultimately accountable to the C&L Committee on matters related to executive compensation.

The C&L Committee retains the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the C&L Committee. The C&L Committee was solely responsible for the decision to retain FW Cook as its consultant. FW Cook advises the C&L Committee on matters of NEO compensation, assists with analysis and

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research, and provides updates on evolving best practices in compensation. While FW Cook may express an opinion on compensation matters, the C&L Committee is solely responsible for setting the type and amount of compensation for NEOs.

The C&L Committee recognizes that it is essential to receive objective advice from its compensation consultant. The C&L Committee closely examines the procedures and safeguards that FW Cook takes to ensure that the compensation consulting services are objective. The C&L Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that FW Cook’s work for the C&L Committee does not raise any conflict of interest.

Role of Compensation & Leadership Committee and Management

As part of the C&L Committee’s responsibility to evaluate and determine NEO compensation, on an annual basis the C&L Committee:

•	reviews the companies in our Peer Group for any changes;

•	reviews base salaries for adjustments, if any;

•	establishes and approves the performance targets and payouts under incentive-based programs and awards; and

•	grants equity awards under our 2002 Plan.

The C&L Committee reviews each element of compensation annually to ensure that executive total compensation remains appropriate and competitive to attract and retain a high-performing executive team.

The C&L Committee, in making its decisions, utilizes various sources of information to evaluate our NEO compensation, including, but not limited to:

•	compensation consultant reports and analyses;

•	comparative market data as it pertains to executive officers at Peer Group companies for all relevant compensation elements; and

•

internal management reports including a three-year history of total compensation for all officers and a summary for the upcoming fiscal year of total cash compensation and equity awards for all officers.

The C&L Committee strives for our NEOs’ compensation to be in line with our Peer Group. The information provided by the compensation consultant indicates whether our compensation package, if target performance is achieved, is comparable to the median compensation of our Peer Group, given current competitive practices, overall best practices, and other compensation and benefit trends.

Management reports are used to evaluate compensation recommendations and the impact to total compensation for each individual. They are also used to view a complete picture of the trend of compensation to executive officers, both as a team and as individuals. This facilitates discussion that more accurately details individual officer compensation, noting differences that reflect officer tenure, performance, and position in the management structure.

The C&L Committee uses these management updates along with peer information, where available, as tools to evaluate executive compensation. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and the C&L Committee’s compensation decisions.

Our CEO and our CHRO provide recommendations to the C&L Committee on design elements for compensation. These individuals, and from time-to-time invited guests including other officers, will attend the meetings of the C&L Committee to present and respond to questions on current or proposed plan design. Annually, our CEO reviews achievement of the recently completed fiscal year’s plan and presents recommendations regarding salary for each of the NEOs (other than himself), the upcoming fiscal year’s annual incentive program structure, and equity awards. Management is excluded from executive sessions of the C&L Committee where final decisions on compensation are made, particularly those on our CEO’s performance and compensation. Executive sessions occur at each meeting of the C&L Committee.

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Peer Group

In addition to many other factors that affect compensation decisions, the C&L Committee takes into account the compensation practices of our Peer Group, where available, in formulating our compensation program. Peer Group review is not the sole determining factor in the C&L Committee’s decisions on compensation, and the C&L Committee reserves the discretion to adjust compensation based on other factors as previously discussed.

The Peer Group companies were selected based upon the following criteria: comparable business model, company size including revenues, earnings, and market capitalization, executive talent sources, competition for investor capital, companies considered by our investors to be our peers, and overall reasonableness. The Peer Group is comprised of the following industries or segments: a direct competitor in the HCM industry, financial transaction management companies, and business services and outsourcing companies.

Our Peer Group used for evaluating executive compensation for fiscal 2026 consisted of the following companies:

Peer Group

Automatic Data Processing, Inc.	Global Payments Inc.

Broadridge Financial Solutions, Inc.	Intuit, Inc.

Corpay, Inc.	Jack Henry & Associates, Inc.

Equifax, Inc.	Moody’s Corporation

Euronet Worldwide, Inc.	SS&C Technologies Holdings, Inc.

Fair Isaac Corporation	TransUnion

Fiserv, Inc.	Verisk Analytics, Inc.

Gartner, Inc.	WEX, Inc.

Paychex, Inc. vs. Peer Group

(1)	Based on the completed fiscal year 2025 results of Paychex and each Peer-Group company.

The C&L Committee annually reviews and approves the selection of Peer Group companies, adjusting the group from year to year based upon our business and changes in the Peer Group companies’ business or the comparability of their metrics. The Peer Group may also be adjusted in the event of mergers, acquisitions, or other significant economic changes. The Peer Group used to determine fiscal 2026 compensation was not adjusted from the prior year.

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Compensation Risk Assessment

The C&L Committee regularly reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. As part of its risk oversight, the C&L Committee conducts an annual assessment of risks arising from the Company’s compensation programs. The C&L Committee reviews such programs with its independent compensation consultant. The C&L Committee’s assessment includes identification of risk with the various forms of compensation, the inherent risk in performance-based compensation metrics, and existing risk mitigation controls. Risk mitigation includes, but is not limited to, the balance of fixed and variable compensation, the balance of short- and long-term compensation, stock ownership guidelines, level of oversight, and internal controls over financial reporting. Based on its last review, the C&L Committee concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

The Compensation & Leadership Committee Report

The C&L Committee has reviewed and discussed the Compensation Discussion and Analysis included in the proxy statement with management. Based on such review and discussion, the C&L Committee recommends to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in the Company’s Form 10-K for fiscal 2026.

The Compensation & Leadership Committee:

  Joseph G. Doody, Chair

  Pamela A. Joseph

  Joseph M. Tucci

  Joseph M. Velli

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NEO Compensation

NAMED EXECUTIVE OFFICER COMPENSATION

Fiscal 2026 Summary Compensation Table

The table below presents the total compensation for each of the NEOs.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total

John B. Gibson President and CEO	2026	$921,923	$—	$6,328,512	$2,124,986	$881,448	$17,674	$10,274,543
	2025	$900,000	$—	$5,183,393	$1,749,999	$957,375	$16,644	$8,807,411
	2024	$922,211	$—	$4,024,955	$1,725,007	$844,875	$17,807	$7,534,855

Robert L. Schrader SVP and CFO	2026	$521,923	$—	$1,861,336	$624,988	$336,656	$14,423	$3,359,326
	2025	$493,654	$—	$1,480,900	$500,007	$357,500	$14,646	$2,846,707
	2024	$414,904	$—	$839,933	$359,984	$250,289	$15,123	1,880,233

Adam Ante SVP of HCM	2026	$509,615	$—	$1,489,012	$500,011	$320,625	$8,502	$2,827,765
	2025	$56,827	$—	$3,196,882	$—	$—	$—	$3,253,709

Ryan Bergstrom Chief Product and Technology Officer	2026	$484,135	$—	$1,489,012	$500,011	$304,594	$8,038	$2,785,790

Chad Parodi SVP of HR & Benefits Services	2026	$475,000	$50,000	$1,191,266	$399,988	$304,594	$34,516	$2,455,364

(1)

The amounts reported in this column reflect the base salary paid to the NEOs during the fiscal year. For fiscal 2024, there were 27 bi-weekly pay periods paid compared to 26 bi-weekly periods in fiscal 2026 and fiscal 2025.

(2)

The amount reported in this column for fiscal 2026 represents the final installment of a multi-year signing bonus Mr. Parodi received upon the commencement of his employment during fiscal 2024 pursuant to his employment offer letter. Payment of the installment was contingent upon Mr. Parodi’s continued employment.

(3)

The amounts in this column reflect the aggregate grant-date fair value of time-based stock awards and performance-based stock awards granted during the respective fiscal years and were computed in accordance with FASB ASC Topic 718. The amounts do not reflect whether the recipient has actually realized a financial gain from such awards (such as a lapse in the restrictions on a stock award). The grant-date fair values per share of the fiscal 2026 and fiscal 2025 performance-based stock awards that included performance conditions and a market condition were calculated using a Monte Carlo simulation. The grant-date fair values per share of the fiscal 2025 and fiscal 2024 performance-based stock awards, that only included performance conditions, and all time-based stock awards, were determined based on the closing price of the underlying common stock on the date of grant, adjusted for the present value of expected dividends over the applicable performance period for performance-based stock awards. For additional information about the assumptions used in these calculations for fiscal 2026, see Note F, “Stock-Based Compensation Plans,” to our audited consolidated financial statements for fiscal 2026, included in our Form 10-K.

Paychex, Inc. 2026 Proxy Statement • 46

NEO Compensation

Performance-based stock awards are reflected in the Fiscal 2026 Summary Compensation Table assuming target achievement at the date of grant. The grant-date fair value of these awards at target achievement and at maximum achievement is as follows:

	Fiscal 2026		Fiscal 2025		Fiscal 2024

	Target	Maximum	Target	Maximum	Target	Maximum

John B. Gibson	$5,053,529	$10,107,058	$4,133,361	$8,266,721	$2,874,972	$4,312,459

Robert L. Schrader	$1,486,283	$2,972,566	$1,180,960	$2,361,920	$599,924	$899,886

Adam Ante(a)	$1,189,082	$2,378,164	$3,196,882	$4,795,324

Ryan Bergstrom(a)	$1,189,082	$2,378,164

Chad Parodi(a)	$951,266	$1,902,531

(a)	Mr. Ante was not an NEO for fiscal 2024 and Messrs. Bergstrom and Parodi were not NEOs for fiscal 2025 and fiscal 2024.

The fiscal 2026 and fiscal 2025 annual performance-based stock awards have a three-year performance period. The fiscal 2024 annual performance-based stock awards had a two-year performance period, followed by an additional year of service required (i.e., total of three years).

(4)

The amounts in this column reflect the grant-date fair value of stock options granted during the respective fiscal years and were computed in accordance with FASB ASC Topic 718. The amounts do not reflect whether the recipient has actually realized a financial gain from such awards (such as by exercising stock options). The grant-date fair values per share of the stock options were determined using a Black-Scholes option pricing model. For additional information about the assumptions used in these calculations for fiscal 2026, see Note F, “Stock-Based Compensation Plans,” to our audited consolidated financial statements for fiscal 2026, included in our Form 10-K.

(5)

The amounts in this column are the amounts earned under the annual incentive program. These amounts were paid in July following the applicable fiscal year end. Refer to the discussion in the CD&A “Elements of Compensation” subsection “Annual Incentive Program” for information on performance targets and achievement against those targets to determine the amount earned under this program for fiscal 2026.

(6)

The amounts reported in this column reflect the Company matching contributions under the 401(k) Plan. The amount reported in this column for fiscal 2026 for Mr. Parodi reflects a housing allowance and the Company’s matching contributions under the 401(k) Plan.

Grants of Plan-Based Awards for Fiscal 2026

The table below presents estimated possible payouts under the Company’s annual incentive program for fiscal 2026 based on achievement of performance objectives at various levels for the Company and individual NEOs. It also summarizes equity awards granted during fiscal 2026 to each of the NEOs. This information does not set forth the actual payout awarded to the NEOs for fiscal 2026.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant- Date Fair Value of Stock and Option Awards(5) ($)
Name and Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John B. Gibson
Annual Incentive Program	7/15/2025	$693,750	$1,387,500	$2,081,250
Time-Based RSUs	7/15/2025							9,063			$1,274,983
Performance-Based RSUs	7/15/2025				18,126	36,252	72,504				$5,053,529
Stock Options	7/15/2025								62,758	$140.68	$2,124,986
Robert L. Schrader
Annual Incentive Program	7/15/2025	$262,500	$525,000	$787,500
Time-Based RSUs	7/15/2025							2,666			$375,053
Performance-Based RSUs	7/15/2025				5,331	10,662	21,324				$1,486,283
Stock Options	7/15/2025								18,458	$140.68	$624,988

Paychex, Inc. 2026 Proxy Statement • 47

NEO Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant- Date Fair Value of Stock and Option Awards(5) ($)
Name and Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Adam Ante
Annual Incentive Program	7/15/2025	$250,000	$500,000	$750,000
Time-Based RSUs	7/15/2025							2,132			$299,930
Performance-Based RSUs	7/15/2025				4,265	8,530	17,060				$1,189,082
Stock Options	7/15/2025								14,767	$140.68	$500,011
Ryan Bergstrom
Annual Incentive Program	7/15/2025	$237,500	$475,000	$712,500
Time-Based RSUs	7/15/2025							2,132			$299,930
Performance-Based RSUs	7/15/2025				4,265	8,530	17,060				$1,189,082
Stock Options	7/15/2025								14,767	$140.68	$500,011
Chad Parodi
Annual Incentive Program	7/15/2025	$237,500	$475,000	$712,500
Time-Based RSUs	7/15/2025							1,706			$240,000
Performance-Based RSUs	7/15/2025				3,412	6,824	13,648				$951,266
Stock Options	7/15/2025								11,813	$140.68	$399,988

(1)

The amounts in these columns consist of possible payouts under our annual incentive program for fiscal 2026. The actual amounts earned by each NEO for fiscal 2026 are reported as Non-Equity Incentive Plan Compensation in the Fiscal 2026 Summary Compensation Table. Additional information regarding how the payout amounts under our annual incentive program are determined can be found under the subheading entitled “Annual Incentive Program” in the Compensation Discussion and Analysis Section of this proxy statement.

(2)

The amounts in these columns consist of performance-based RSUs granted during fiscal 2026 under the 2002 Plan. For performance-based RSUs, the NEOs do not have voting rights and do not accrue dividend equivalents.

For performance-based RSUs granted on July 15, 2025, the threshold, target, and maximum number of performance-based RSUs that may be earned are based on achievement compared to established targets for service revenue (weighted 50%) and operating income, net of certain items (weighted 50%) over a three-year performance period. Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income. In addition, actual payout is subject to a downward or upward adjustment of 25% based on based on the Company’s three-year TSR performance versus that of the S&P 500.

(3)

The amounts in this column consist of time-based RSUs granted in fiscal 2026 under the 2002 Plan. The time-based RSUs granted to our executive officers vest one-third annually over a three-year period from the date of grant, provided the executive officer is an employee of the Company on the vesting date. NEOs do not have voting rights on these awards prior to vesting, but do accrue dividend equivalents which are paid at the time of vesting.

(4)

The amounts in this column consist of time-based stock options granted in fiscal 2026 under the 2002 Plan. The stock options have an exercise price equal to the closing stock price on the date of grant and have a term of ten years. The stock options granted to our executive officers, vest one-third per annum over a three-year period from the date of grant, provided the executive officer is an employee of the Company on the vesting date.

(5)	The amounts in this column represent the aggregate grant-date fair value of time-based RSUs, performance-based RSUs, and stock options granted in fiscal 2026 under the 2002 Plan.

•

The grant-date fair value of the time-based RSUs granted to our NEOs in July 2025 was $140.68 per share and was determined based on the closing price of the underlying common stock on the date of grant.

•

The grant-date fair value of the performance-based RSUs granted to our NEOs in July 2025 was $139.40 per share and was determined using a Monte Carlo simulation, applying the following assumptions; risk-free interest rate of 3.9%; a dividend yield of 3.1%; a stock-price volatility factor of 0.23; and a measurement period of 2.9 years from the date of grant.

•

The grant-date fair value of the stock options granted to our NEOs in July 2025 was $33.86 and was determined using a Black-Scholes option pricing model, applying the following assumptions; risk-free interest rate of 4.4%; a dividend yield of 3.0%; a stock-price volatility factor of 0.26; and an expected option life of 6.5 years from the date of grant.

Paychex, Inc. 2026 Proxy Statement • 48

NEO Compensation

Outstanding Equity Awards as of May 31, 2026

The following table presents the equity awards made to NEOs which were outstanding as of May 31, 2026.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

John B. Gibson	7/15/2025	—	62,758	$140.68	7/14/2035

	7/15/2024	21,375	42,751	$121.63	7/14/2034

	7/15/2023	42,388	21,195	$120.86	7/14/2033

	10/15/2022	20,485	—	$109.19	10/14/2032

	7/15/2022	21,954	—	$115.00	7/14/2032

	1/15/2022	2,972	—	$125.00	1/15/2032

	7/15/2021	26,547	—	$112.67	7/14/2031

	7/15/2020	39,823	—	$73.53	7/15/2030

	7/10/2019	34,165	—	$85.46	7/10/2029

	7/11/2018	31,653	—	$69.54	7/10/2028

						7/15/2025	9,063	$878,930

						7/15/2024	5,756	$558,217

						7/15/2023	3,172	$307,621

						7/15/2023	21,175	$2,053,552

						7/15/2025			36,252	$3,515,719

						7/15/2024			34,531	$3,348,816

Robert L. Schrader	7/15/2025	—	18,458	$140.68	7/14/2035

	7/15/2024	6,107	12,215	$121.63	7/14/2034

	10/15/2023	2,824	1,413	$117.98	10/14/2033

	7/15/2023	5,897	2,949	$120.86	7/14/2033

	7/15/2022	7,684	—	$115.00	7/14/2032

	7/15/2021	9,102	—	$112.67	7/14/2031

	7/15/2020	16,519	—	$73.53	7/15/2030

						7/15/2025	2,666	$258,549

						7/15/2024	1,644	$159,435

						10/15/2023	226	$21,917

						7/15/2023	442	$42,865

						10/15/2023	1,498	$145,276

						7/15/2023	2,946	$285,703

						7/15/2025			10,662	$1,034,001

						7/15/2024			9,866	$956,805

Adam Ante	7/15/2025	—	14,767	$140.68	7/14/2035

						7/15/2025	2,132	$206,761

						4/15/2025	21,064	$2,042,787

						4/15/2025	10,380	$1,006,652

						7/15/2025			8,530	$827,239

						5/14/2025			34,536	$3,349,301

Paychex, Inc. 2026 Proxy Statement • 49

NEO Compensation

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Ryan Bergstrom	7/15/2025	—	14,767	$140.68	7/14/2035
						7/15/2025	2,132	$206,761

						4/15/2025	15,799	$1,532,187

						4/15/2025	8,751	$848,672

						7/15/2025			8,530	$827,239

						5/14/2025			24,669	$2,392,400

Chad Parodi	7/15/2025	—	11,813	$140.68	7/14/2035
	7/15/2024	4,397	8,795	$121.63	7/14/2034

	1/15/2024	4,516	2,259	$119.72	1/14/2034

						7/15/2025	1,706	$165,448

						7/15/2024	1,316	$127,626

						1/15/2024	1,170	$113,467

						7/15/2025			6,824	$661,792

						7/15/2024			4,933	$478,402

(1)	The options displayed in this column vest one-third per annum over a three-year period from the date of grant.

The following table provides information with respect to the future vesting of each NEO’s outstanding options.

	Number of Securities Vesting (#)
	Fiscal 2027	Fiscal 2028	Fiscal 2029

John B. Gibson	63,489	42,295	20,920

Robert L. Schrader	16,621	12,261	6,153

Adam Ante	4,922	4,922	4,923

Ryan Bergstrom	4,922	4,922	4,923

Chad Parodi	10,593	8,336	3,938

(2)

The stock awards in this column include all time-based stock awards. Time-based stock awards granted to our NEOs vest one-third per annum over a three-year period from the date of grant. Additionally, for Messrs. Gibson and Schrader, this column includes performance-based stock awards granted during fiscal 2024 for which the performance conditions have been met. These performance-based stock awards remain subject to a one-year service requirement, lapsing on the third anniversary of the grant date.

The stock awards in this column for Messrs. Ante and Bergstrom include time-based Paychex restricted stock awards (“RSAs”) and RSUs that were issued on April 14, 2025 in exchange for unvested stock awards originally granted by Paycor. The stock awards remain subject to the original vesting conditions: one third vests on the first anniversary of the grant date, and the remainder vests in eight equal quarterly installments thereafter.

Paychex, Inc. 2026 Proxy Statement • 50

NEO Compensation

The following table provides information with respect to the future vesting of each NEO’s outstanding stock awards:

	Number of Securities Vesting (#)
	Fiscal 2027	Fiscal 2028	Fiscal 2029

John B. Gibson	30,246	5,899	3,021

Robert L. Schrader	6,822	1,711	889

Adam Ante	22,788	10,077	711

Ryan Bergstrom	18,230	7,741	711

Chad Parodi	2,396	1,227	569

The market value displayed is based on the number of shares or units that have not vested multiplied by $96.98, the closing price of the Company’s common stock as of May 29, 2026. Total dividends or dividend equivalents on the stock awards that have not vested as of May 31, 2026, were as follows: Mr. Gibson – $220,974; Mr. Schrader – $53,271; Mr. Ante – $182,702; Mr. Bergstrom – $144,715; and Mr. Parodi – $30,752. The grant-date fair value for stock awards incorporates expected dividends or dividend equivalents.

(3)

The stock awards in these columns represent performance-based RSUs granted in July 2025, May 2025 (for Messrs. Ante and Bergstrom) and July 2024. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed performance achievement. The assumed achievement shown in the table for the performance-based RSUs granted in July 2025 and July 2024 is at Target, assuming no TSR modifier is applied. For performance-based RSUs granted in July 2025 and July 2024, RSUs earned will be determined at the end of the three-year performance period ending May 31, 2028 and May 31, 2027, respectively, and will then vest on the third anniversary of the date of grant. The assumed achievement shown in the table for the performance-based RSUs granted in May 2025 is at Maximum. For the performance-based RSUs granted in May 2025, RSUs earned will be determined at the end of the three-year performance period ending May 31, 2028 and will then vest on July 15, 2028. The market value displayed is based on the assumed achievement multiplied by $96.98, the closing price of the Company’s common stock as of May 29, 2026.

Option Exercises and Stock Vested in Fiscal 2026

The following table provides information about the value realized by the NEOs upon the exercise of stock options and the lapsing of the restrictions on stock awards during fiscal 2026.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

John B. Gibson	—	$—	33,703	$4,725,270

Robert L. Schrader	—	$—	5,335	$747,554

Adam Ante	—	$—	35,810	$4,209,585

Ryan Bergstrom	—	$—	27,283	$3,205,851

Chad Parodi	—	$—	1,826	$221,613

(1)

The amounts in this column represent the difference between the market price of a share of the Company’s common stock as of the date of exercise and the exercise price of the option for all options exercised.

(2)	The amounts in this column are based on the closing stock price of the Company’s common stock on the vesting date.

Non-Qualified Deferred Compensation Fiscal 2026

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. Eligible employees can defer up to 50% of their base salary and annual incentive program award. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices. The NEO has sole control as to which of the designated funds to invest in and earns the resulting return on such investment. We do not match any participant deferral or guarantee a certain rate of return. Distributions are paid at one of the following dates selected by the participant: the participant’s termination date; the date the participant retires from any active employment; or a designated specific date. Payments can be made either in a lump sum or in annual installments over a period not to exceed ten years.

Paychex, Inc. 2026 Proxy Statement • 51

NEO Compensation

The following table summarizes the activity under the plan:

	Fiscal 2026
Name	Executive Contributions(1) ($)	Aggregate Earnings/ (Losses), Net(2) ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance as of May 31, 2026(4) ($)

John B. Gibson	$—	$765,695	$(1,014)	$5,282,298

Messrs. Schrader, Ante, Bergstrom, and Parodi are currently not participating in this plan.

(1)

The amounts in this column reflect the aggregate of the salary and bonus amounts deferred by the NEO during fiscal 2026. These are included in amounts reported in the Fiscal 2026 Summary Compensation Table.

(2)

The amounts in this column reflect net realized gains/(losses) and net unrealized gains/(losses). They are not included in the Fiscal 2026 Summary Compensation Table as the earnings on these investments are not considered to be “above-market” earnings.

(3)

The amounts in this column represent amounts withdrawn from the plan and have been included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in the Summary Compensation Tables for previous years.

(4)

The amounts in this column reflect the accumulated balances in the plan and include the “Salary” and “Non-Equity Incentive Plan Compensation” deferred amounts reported in current and previous years in the Fiscal 2026 Summary Compensation Table.

Potential Payments Upon Termination or Change in Control Fiscal 2026

Change in Control Plan

The Company has a Change in Control Plan covering the officers of the Company. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a change in control, as defined in the Change in Control Plan, the officer becomes entitled to certain severance benefits. “Cause” means the participant’s dereliction of duty to the Company, conviction for a felony, or willful misconduct that has a substantial adverse effect on the Company. “Good reason” means a significant change to the duties, authority, or position that were assigned immediately before the change in control including: the reduction in or removal of any material duties, authority, or position within the Company; assignment of duties inconsistent with the participant’s position, authorities, or responsibilities; material reduction to base salary, annual incentive, or other elements of total compensation; relocation of the participant’s principal workplace to an area outside of a 50-mile radius; or the failure of a successor company to assume or adopt this plan.

The severance benefits, which are conditioned upon the execution of a general release in favor of the Company, are as follows:

•

Cash compensation in the form of a lump-sum payment equal to a multiple of annual cash compensation (base salary and annual incentive program award at target) as determined by position within the Company (Mr. Gibson – 2.0; and Messrs. Schrader, Ante, Bergstrom, and Parodi – 1.5);

•	Lump-sum cash payment for pro-rated portion of current year annual incentive program award at target;

•	Immediate vesting of all outstanding time-based equity awards. Performance-based equity awards will vest for a pro-rated portion of the target number of shares; and

•

Lump-sum payment for the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable continuation period, which is determined as the number of years equal to the participant’s multiplier (Mr. Gibson – 2.0; and Messrs. Schrader, Ante, Bergstrom, and Parodi – 1.5).

The plan does not provide for tax gross-ups. The summary of the terms of the foregoing plan is qualified in its entirety by reference to the text of the plan document. For more information, refer to the Paychex, Inc. Change in Control Plan, incorporated by reference from Exhibit 10.24 to the Company’s Form 10-K filed with the SEC on July 15, 2011.

Notwithstanding the terms of the Change in Control Plan, in the event of termination without cause within the 12-month period following a change of control, the performance-based RSUs granted in fiscal 2026 and fiscal 2025 will vest for the target number of shares, conditioned upon the execution of a general release in favor of the Company. Both “cause” and “change in control” have the meanings given such terms in the Change in Control Plan.

Paychex, Inc. 2026 Proxy Statement • 52

NEO Compensation

Other Separation Benefits

Death or Disability: Upon termination due to death or disability, NEOs may be eligible to receive an annual incentive program award payout based on the actual fiscal year results and calculated using the base pay received by the NEO during the performance period.

Equity awards granted in fiscal 2026, fiscal 2025, and fiscal 2024 have death and disability provisions as follows:

•

Stock Options – In the event of an NEO’s termination due to death or disability, the options become fully vested and remain exercisable for the lesser of three years following the NEO’s death or disability termination or the remainder of the outstanding term.

•	Time-Based RSUs – In the event of an NEO’s termination due to death or disability, the time-based RSUs become immediately vested.

•

Performance-Based RSUs – In the event of an NEO’s termination due to death or disability, performance-based RSUs granted in fiscal 2024 become immediately vested for a pro-rata portion of the target number of shares, and performance-based RSUs granted in fiscal 2026 and fiscal 2025 become immediately vested for the target number of shares.

Retirement: Upon retirement, NEOs may be eligible to receive an annual incentive program award payout based on actual fiscal year results and calculated using the base pay received by the NEO during the performance period.

Equity awards granted in fiscal 2026, fiscal 2025, and fiscal 2024 have retirement provisions as follows:

•

Stock Options – In the event of retirement on or after the one-year anniversary of grant date, the options remain outstanding and continue to vest and remain exercisable for the lesser of five years following the NEO’s retirement or the remainder of the outstanding option term. In the event of retirement before the one-year anniversary of the grant date, the options are forfeited.

•

Time-Based RSUs – In the event of retirement on or after the one-year anniversary of grant date, the time-based RSUs remain outstanding and vest in accordance with the terms of the agreement. In the event of retirement before the one-year anniversary of the grant date, the time-based RSUs are forfeited.

•	Performance-Based RSUs:

•

For performance-based RSUs granted in fiscal 2024, in the event of retirement after the first anniversary of the grant date, the performance-based RSUs remain outstanding and continue to vest. The number of shares earned is determined after the end of the performance period, and the NEO receives payment of a pro-rata portion of the number of shares earned. In the event of retirement before the one-year anniversary of the grant date, the performance-based RSUs are forfeited.

•

For performance-based RSUs granted in fiscal 2026 and fiscal 2025, in the event of retirement after the first anniversary of the grant date, the performance-based RSUs remain outstanding and continue to vest. The number of shares earned is determined after the end of the performance period, and the NEO receives payment of the number of shares earned. In the event of retirement before the one-year anniversary of the grant date, the performance-based RSUs are forfeited.

Retirement eligible for equity awards means the NEO is age 60 or older with 10 or more years of service. As of May 31, 2026, only Mr. Gibson was retirement eligible.

Paychex, Inc. 2026 Proxy Statement • 53

NEO Compensation

Potential Benefits Upon Separation from Company

The following table presents, as of May 31, 2026, the compensation and benefits that would be owed to our NEOs upon separation from employment from the Company for the various reasons specified.

		Potential Payments Upon Separation
	Annual Compensation per the Summary Compensation Table(1)	Voluntary Resignation/ Termination	Death or Disability	Retirement	Termination Other Than For Cause/ Resignation For Good Reason within One Year of Change of Control

John B. Gibson

Base Salary(2)		$—	$—	$—	$1,850,000

Annual Incentive(3)		—	881,448	881,448	2,775,000

Stock Options(4)		—	—	—	—

Time-Based Stock Awards(5)		—	3,798,320	2,919,390	3,798,320

Performance-Based Stock Awards(6)		—	6,864,535	3,348,816	6,864,535

Benefits(7)		—	—	—	48,530

Total	$10,274,543	$—	$11,544,303	$7,149,654	$15,336,385

Robert L. Schrader

Base Salary(2)		$—	$—	$—	$787,500

Annual Incentive(3)		—	336,656	—	787,500

Stock Options(4)		—	—	—	—

Time-Based Stock Awards(5)		—	913,745	—	913,745

Performance-Based Stock Awards(6)		—	1,990,806	—	1,990,806

Benefits(7)		—	—	—	42,670

Total	$3,359,326	$—	$3,241,207	$—	$4,522,221

Adam Ante

Base Salary(2)		$—	$—	$—	$750,000

Annual Incentive(3)		—	320,625	—	750,000

Stock Options(4)		—	—	—	—

Time-Based Stock Awards(5)(8)		—	206,761	—	3,256,200

Performance-Based Stock Awards(6)		—	3,060,107	—	3,060,107

Benefits(7)		—	—	—	42,640

Total	$2,827,765	$—	$3,587,493	$—	$7,858,947

Ryan Bergstrom

Base Salary(2)		$—	$—	$—	$712,500

Annual Incentive(3)		—	304,594	—	712,500

Stock Options(4)		—	—	—	—

Time-Based Stock Awards(5)(8)		—	206,761	—	2,587,620

Performance-Based Stock Awards(6)		—	2,422,172	—	2,422,172

Benefits(7)		—	—	—	57,391

Total	$2,785,790	$—	$2,933,527	$—	$6,492,183

Paychex, Inc. 2026 Proxy Statement • 54

NEO Compensation

		Potential Payments Upon Separation
	Annual Compensation per the Summary Compensation Table(1)	Voluntary Resignation/ Termination	Death or Disability	Retirement	Termination Other Than For Cause/ Resignation For Good Reason within One Year of Change of Control

Chad Parodi

Base Salary(2)		$—	$—	$—	$712,500

Annual Incentive(3)		—	304,594	—	712,500

Stock Options(4)		—	—	—	—

Time-Based Stock Awards(5)		—	406,541	—	406,541

Performance-Based Stock Awards(6)		—	1,140,194	—	1,140,194

Benefits(7)		—	—	—	35,730

Total	$2,455,364	$—	$1,851,329	$—	$3,007,465

(1)

The amounts in this column are the total reported compensation for fiscal 2026 per the Fiscal 2026 Summary Compensation Table presented earlier in this proxy statement. These amounts are provided for comparative purposes only.

(2)	Base salary is the annual salary at a multiple as outlined in the Change in Control Plan; 2.0 for Mr. Gibson; and 1.5 for the other NEOs.

(3)

For death or disability and retirement, the value for the annual incentive is the amount earned as of May 31, 2026. For termination other than for cause or resignation for good reason within one year of a change in control, the value for the annual incentive is the incentive at target at a multiple as outlined in the Change in Control Plan; 2.0 for Mr. Gibson; and 1.5 for the other NEOs.

(4)

The value of the unvested stock option awards is determined by the difference in the closing price of the Company’s common stock of $96.98 per share as of May 29, 2026, and the exercise price multiplied by the number of unvested options. Negative values for unvested stock options as of May 31, 2026, are excluded from the totals for each NEO.

(5)

The value of unvested time-based stock awards is based upon the closing price of the Company’s common stock of $96.98 per share as of May 29, 2026. The performance-based stock awards granted during fiscal 2024 are also included in this line, since their performance conditions have been satisfied.

(6)	The value of the performance-based stock awards is based upon the closing price of the Company’s common stock of $96.98 as of May 29, 2026, assuming achievement at target.

(7)

The value of the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable Continuation Period, which is equal to the number of years as outlined in the Change in Control Plan: 2.0 for Mr. Gibson; and 1.5 for the other NEOs.

(8)

Amounts shown for termination other than for cause or resignation for good reason within one year of a change in control include the value of unvested time-based Paychex RSUs and RSAs that were issued on April 14, 2025 in exchange for unvested stock awards originally granted by Paycor. No death or disability payments were provided for under the terms of these awards.

Paychex, Inc. 2026 Proxy Statement • 55

NEO Compensation

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Gibson, our CEO, to the annual total compensation of our median employee.

To identify our median employee for fiscal 2026, we took the following steps:

•

We identified our global employee population of approximately 17,300 employees, excluding our CEO, who were employed by us on March 1, 2026. Approximately 87% of our employees are located in the U.S. and 13% are located in jurisdictions outside the U.S. We included all employees, whether employed on a full-time, part-time, or seasonal basis;

•

As permitted by the SEC’s “de minimis” exemption, we adjusted our global employee population to exclude all employees from certain jurisdictions outside of the U.S. (228 in Germany, 242 in Denmark, 197 in Serbia, 11 in Israel, and 4 in Canada);

•	We identified the median employee by examining the previous 12-month period of W-2 wages for our adjusted global employee population, excluding our CEO, who were employed by us on March 1, 2026; and

•

We did not make any assumptions, adjustments, or estimates with respect to W-2 wages, however we did annualize the compensation for any full-time or part-time employees that were not employed by us for the entire 12-month period.

We calculated total annual compensation for fiscal 2026 for the median employee using the same methodology we used for our CEO as set forth in the 2026 Summary Compensation Table in this proxy statement.

The table below sets forth comparative information regarding: (A) the total annual compensation of our CEO for fiscal 2026; (B) the median of the total annual compensation of all other employees of the Company, excluding employees of certain non-U.S. jurisdictions and our CEO, for fiscal 2026; and (C) the ratio of the CEO total annual compensation to the median of the total annual compensation of all other employees, excluding employees of certain non-U.S. jurisdictions and our CEO:

Mr. Gibson, our CEO, total annual compensation (A)	$10,274,543

Median employee total annual compensation (B)	$71,890

Ratio of CEO to median employee compensation (C)	143:1

Paychex, Inc. 2026 Proxy Statement • 56

NEO Compensation

Pay Versus Performance
In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Fiscal Year (a)					Average Summary Compensation Table Total for Non-PEO NEOs (2) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (h)	Operating Income, Net of Certain Items (5) (in millions) (i)
	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO				Total Shareholder Return (f)	Peer Group Total Shareholder Return (4) (g)
	Gibson (1) (b)	Mucci (1) (b)	Gibson (1)(3) (c)	Mucci (1)(3) (c)

2026	$10,274,543	$—	$(3,354,147)	$—	$2,857,061	$(631,232)	$111.45	$91.70	$1,760	$2,604

2025	$8,807,411	$—	$16,426,552	$—	$2,893,402	$6,848,997	$174.22	$147.00	$1,657	$2,189

2024	$7,534,855	$—	$8,462,562	$—	$2,498,637	$2,602,402	$128.88	$121.01	$1,690	$2,054

2023	$6,680,180	$14,442,172	$5,660,044	$(3,614,572)	$2,691,157	$1,782,985	$109.19	$95.92	$1,557	$1,933

2022	$—	$11,025,026	$—	$23,305,787	$3,257,026	$5,846,642	$125.34	$93.33	$1,393	$1,782

(1)
John B. Gibson has served as PEO since fiscal 2023 following October 13, 2022. Martin Mucci served as PEO during fiscal 2023 through October 13, 2022, and in fiscal 2022. The amounts deducted and added in calculating Compensation Actually Paid (“CAP”) for Mr. Gibson for fiscal 2026 are as follows:

2026
Summary Compensation Table Total	$10,274,543

Deduction of stock awards and option awards reported in the Summary Compensation Table	(8,453,498)

Fiscal year-end value of equity awards granted during the fiscal year that remained unvested as of the last day of the fiscal year	4,184,473

Change in fair value from the last day of the prior fiscal year to the last day of the fiscal year of unvested equity awards that were granted in a prior year	(8,073,194)

Change in fair value from the last day of the prior fiscal year to the vesting date during the fiscal year of awards granted in a prior year that vested during the most recent fiscal year	(1,461,295)

Value of dividends or other earnings paid on equity awards not otherwise included	174,824
Compensation Actually Paid	$(3,354,147)

(2)	The individuals comprising the Non-PEO NEOs for each year are as follows:

2022	2023	2024	2025	2026

Efrain Rivera	Efrain Rivera	Robert L. Schrader	Robert L. Schrader	Robert L. Schrader

John B. Gibson	Mark A. Bottini	Efrain Rivera	Adam Ante	Adam Ante

Mark A. Bottini	Michael E. Gioja	Mark A. Bottini	Mark A. Bottini	Ryan Bergstrom

Michael E. Gioja	Stephanie L. Schaeffer	Michael E. Gioja	Michael E. Gioja	Chad Parodi

Elizabeth Roaldsen
The amounts deducted and added in calculating the average CAP for these NEOs for fiscal 2026 are as follows:

2026
Summary Compensation Table Total	$2,857,061

Deduction of stock awards and option awards reported in the Summary Compensation Table	(2,013,906)

Fiscal year-end value of equity awards granted during the fiscal year that remained unvested as of the last day of the fiscal year	996,878

Change in fair value from the last day of the prior fiscal year to the last day of the fiscal year of unvested equity awards that were granted in a prior year	(1,817,669)

Change in fair value from the last day of the prior fiscal year to the vesting date during the fiscal year of awards granted in a prior year that vested during the most recent fiscal year	(761,136)

Value of dividends or other earnings paid on equity awards not otherwise included	107,540
Compensation Actually Paid	$(631,232)

(3)	The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect the actual compensation realized or received by our NEOs.

Paychex, Inc. 2026 Proxy Statement
•

NEO Compensation

(4)
The Peer Group TSR set forth in this table utilizes the Company’s peer group used for executive compensation market comparative purposes which was also utilized in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Form
10-K.

(5)
Operating income, net of certain items is a
non-GAAP
measure. Refer to “Paychex, Inc.
Non-GAAP
Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP
measure and a reconciliation to the most comparable GAAP measure of operating income.

Pay Versus Performance Relationships
The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years. In addition, the following chart compares the Company’s cumulative TSR over the five most recently completed fiscal years to that of the Company’s fiscal 2026 Peer Group.

Paychex, Inc. 2026 Proxy Statement
•

NEO Compensation

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our
Non-PEO
NEOs, and the Company’s consolidated Net Income during the five most recently completed fiscal years.

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our
Non-PEO
NEOs, and the Company’s Operating Income, Net of Certain Items during the five most recently completed fiscal years.

Paychex, Inc.
2026
Proxy Statement
•

NEO Compensation

Tabular List
The following list presents the financial performance measures that the Company considers to have been the most important in linking CAP to our PEOs and
Non-PEO
NEOs for fiscal 2026 to Company performance. The measures listed below are not ranked.

•	Annualized new business revenue (1)

•	Operating income, net of certain items (2)

•	Relative total shareholder return (3)

•	Service revenue

(1)
Annualized new business revenue is the approximate amount of revenue to be earned over the first
12-month
period, from the sale in the current fiscal year, of certain management solutions; and professional employer organization and insurance solutions to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing
clients.

(2)
Operating income, net of certain items is a
non-GAAP
measure. Please refer to “Paychex, Inc.
Non-GAAP
Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP
measure and a reconciliation to the most comparable GAAP measure of operating income.

(3)	Relative total shareholder return is based on the Company’s TSR performance versus the S&P 500 TSR performance for a specified period.
Policies
and Practices Related to the Grant of Certain Equity Awards
Our equity awards, including stock options, are granted in accordance with a predetermined schedule, which coincides with regularly scheduled C&L Committee meetings that are scheduled more than one year in advance.
Annual grants of equity awards, including stock options, to our NEOs and members of the Board are approved during the regularly scheduled meeting of the C&L Committee in July after the release of our fiscal year-end
earnings and upcoming fiscal year financial guidance. Our trading black-out
period normally lifts on the second business day following such release of information. The C&L Committee may also grant equity awards to individuals upon hire or promotion to executive officer positions or appointment to the Board. These equity awards are not granted during any trading black-out
periods. Recipients are notified shortly after C&L Committee approval of their grant, noting the number of stock options, shares of time-based stock, target performance-based stock awards and goals, the vesting schedule, and exercise price. Any sales restrictions or other terms of the award are also communicated at that time.
The C&L Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
The following table presents information required by Item 402(x)(2) of Regulation
S-K
regarding stock options granted to our NEOs in fiscal 2026 during the period beginning four business days before and ending one business day after the filing of a current report on Form
8-K.
This Form
8-K,
filed on July 14, 2025, disclosed the retirements of two of our senior vice presidents, related transition and compensation arrangements, and a reduction in the size of the Board from 11 to 10 members:

Name (a)	Grant Date (b)	Number of securities underlying the award (#) (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award ($) (e)
Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
(f)

John B. Gibson	7/15/2025	62,758	$140.68	$2,124,986	<(2%)

Robert L. Schrader	7/15/2025	18,458	$140.68	$624,988	<(2%)

Adam Ante	7/15/2025	14,767	$140.68	$500,011	<(2%)

Ryan Bergstrom	7/15/2025	14,767	$140.68	$500,011	<(2%)

Chad Parodi	7/15/2025	11,813	$140.68	$399,988	<(2%)

Paychex, Inc. 2026 Proxy
Statement

•

Independent Accountants

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?	Voting Recommendation

Stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm (the “independent accountants”) for fiscal 2027.

The Board of Directors recommends a vote FOR the ratification of PwC as the Company’s independent accountants for fiscal 2027.

The Audit Committee has appointed PwC as the Company’s independent accountants for fiscal 2027. The firm has served as the independent accountants for the Company since the fiscal year ended May 31, 2014. In connection with the decision to appoint PwC, the Audit Committee evaluates: their reputation, qualifications, and experiences; quality of communications and interactions during the past year; and their independence and objectivity. Although action by stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment and to seriously consider stockholder opinion on this issue. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent accountants but may still retain them.

The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of PwC. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent accountants. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from PwC. The members of the Audit Committee believe that the continued retention of PwC to serve as the Company’s independent accountants is in the best interest of the Company and its stockholders.

Representatives from PwC will be present at the Annual Meeting, will be afforded the opportunity to make any statements they wish, and will be available to respond to appropriate questions from stockholders.

To ratify the appointment of PwC, a majority of the shares present and entitled to vote on the proposal at the Annual Meeting must be voted for the proposal.

The Board recommends a vote FOR the proposal to ratify the appointment of PWC as the Company’s independent accountants for fiscal 2027.

Paychex, Inc. 2026 Proxy Statement • 61

Independent Accountants

Fees for Professional Services

The following table shows the aggregate fees for professional services rendered for the Company by PwC:

	Year Ended May 31,
	2026	2025

Audit fees	$2,599,000	$2,433,000

Audit-related fees	796,000	1,022,000

Tax-related fees	27,785	28,745

Other fees	2,160	2,160
Total fees	$3,424,945	$3,485,905

Audit fees

This category includes fees for fiscal 2026 and fiscal 2025 that were for professional services rendered primarily for the audits of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, audits of the effectiveness of internal control over financial reporting, and for statutory and regulatory filings.

Audit-related fees

This category includes fees for services in fiscal 2026 and fiscal 2025 that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards, service organization control reports, accounting relating to acquisitions, including the Paycor acquisition, and agreed-upon procedures required by regulation.

Tax-related fees

This category includes fees for fiscal 2026 and fiscal 2025 services related to tax compliance and planning.

Other fees

This category includes fees for audit related software licenses for fiscal 2026 and fiscal 2025.

Audit Committee Policy on Pre-Approval of Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. The Audit Committee pre-approved all such audit and audit-related services provided by the independent accountants during fiscal 2026 and fiscal 2025.

Paychex, Inc. 2026 Proxy Statement • 62

Independent Accountant

Report of the Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board and is composed entirely of independent directors. The Audit Committee is governed by a written charter and its primary responsibilities are highlighted in the Corporate Governance section of this Proxy Statement.

Paychex management is responsible for the preparation of the consolidated financial statements, the financial reporting process, and for the Company’s internal controls over financial reporting. PwC, the Company’s independent accountants, is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The independent accountants are also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors and oversees these processes. Also, the Audit Committee discussed with PwC the matters required to be discussed by Auditing Standard 1301 as adopted by the Public Company Accounting Oversight Board relating to communications with audit committees.

As part of the oversight processes, the Audit Committee regularly meets with management, the Company’s internal auditors, and the independent accountants. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the overall scope and plans for various audits, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality and effectiveness of the Company’s financial reporting process and legal and ethical compliance programs, including the Company’s Code of Business Ethics and Conduct. The Audit Committee held six meetings during fiscal 2026 and had full access to each of the aforementioned parties.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the consolidated financial statements for fiscal 2026, including a discussion on the quality and acceptability of the Company’s accounting policies, the critical audit matter addressed in PwC’s audit report, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also monitored the progress and results of testing of internal controls over financial reporting, reviewed reports from management and internal audit regarding design, operation, and effectiveness of internal controls over financial reporting, and reviewed the report from the independent accountants regarding the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Auditing Standard 1301 and SEC Rule 2-07. The independent accountants have provided the Audit Committee with written disclosures and the letter required by the Public Company Accounting Oversight Board regarding independent accountants’ communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent accountants and management the accountants’ independence. The Audit Committee approved non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2026. The Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company and its affiliates and the fees and costs billed for those services, is permissible with PricewaterhouseCoopers LLP’s independence. The Audit Committee has a clear policy on non-audit services that may be provided by the independent accountants, which prohibits certain categories of work and requires pre-authorization for all non-audit related services.

Based upon the reviews and discussions referred to above, the Audit Committee recommended, and the Board approved that the audited consolidated financial statements be included in the Company’s Form 10-K for the fiscal 2026 for filing with the SEC. The Audit Committee has recommended for approval by the Board the selection of the Company’s independent accountants.

The Audit Committee:

Thomas F. Bonadio, Chair

J. Michael Hansen

Theresa M. Payton

Kevin A. Price

Kara Wilson

Paychex, Inc. 2026 Proxy Statement • 63

FAQ

PROPOSAL 4:

ATTAINABLE SHAREHOLDER RIGHT TO CALL FOR A SPECIAL SHAREHOLDER MEETING

What am I voting on?	Voting Recommendation

Shareholder proposal requesting that Paychex amend its governing documents to allow holders of at least 10% of outstanding shares to call a special shareholder meeting.	The Board of Directors recommends a vote AGAINST this shareholder proposal based on the reasons set forth in the Board’s statement in opposition following the shareholder proposal.

This shareholder proposal was submitted by John Chevedden. Information regarding Mr. Chevedden’s address and share ownership will be furnished promptly upon request, whether written or oral. The Company has reproduced the proposal and accompanying supporting statement below exactly as submitted by Mr. Chevedden. The proposal and supporting statement include certain statements about the Company and other matters that we believe may be inaccurate; however, the Company has not undertaken to address such statements.

For the reasons discussed following the proposal, the Board recommends that shareholders vote “AGAINST” this proposal, which seeks to grant shareholders the ability to call a special meeting.

Shareholder Proposal

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

To guard against the Paychex Board of Directors and management becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when PAYX underperforms.

Acting by written consent and calling for a special shareholder meeting allow shareholders to take action between annual meetings.

These 2 means are of particular importance when a company underperforms. PAYX stock was at $161 in 2025 and at only $92 well into 2026 despite a robust stock market. If PAYX directors and management know that PAYX shareholders can call for a special shareholder meeting they will have a greater incentive to perform.

PAYX may not even have a viable right for shareholders to act by written consent. The PAYX bylaws put forth 1000-words of rigid instructions to follow in order to act by written consent.

Thus for PAYX shareholders attempting to act by written consent it could take more than one-year for such shareholders to dot all the I’s and cross all the T’s to the satisfaction of the attorneys who devised the 1000-words.

Some companies have responded to this proposal by adopting a right for 25% of shares to call for a special shareholder meeting. 25% would be a waste of time.

The shareholders of more than 100 companies have voted on proposals for a shareholder right to act by written consent. Not one of these 100 companies have ever cited even one example of any company anywhere actually conducing a special shareholder meeting based on the 25% requirement.

Companies like to adopt the 25% requirement because they know they will be perfectly safe from every actually having to conduct a shareholder-called special shareholder meeting.

Please vote yes:

Attainable Shareholder Right to Call for a Special Shareholder Meeting – Proposal 4

Paychex, Inc. 2026 Proxy Statement • 64

FAQ

Statement of the Board Recommending a Vote AGAINST this Proposal

Our Board of Directors has evaluated the shareholder proposal and, for the reasons described below, believes it is not in the best interests of the Company and therefore recommends AGAINST the stockholder proposal.

The Board of Directors recognizes the importance of allowing stockholders a meaningful right to call special meetings in appropriate circumstances. This right is already enabled in the Company’s By-Laws, which provides for stockholders holding a majority of the outstanding common stock of the Company with the right to call a special meeting. In opposing this stockholder proposal, the Board of Directors concluded that a majority threshold remains in the best interest of the Company.

The Board of Directors believes the majority threshold appropriately balances stockholders’ right to call a special meeting outside the annual cycle with the need to ensure such actions reflect meaningful, substantial shareholder support, while avoiding unnecessary diversion of management time and company resources.

The Company Has a Strong Track Record of Stockholder Engagement

The rules governing companies listed on Nasdaq and incorporated under Delaware law already require us to submit certain matters to a vote of stockholders for approval at stockholder meetings, such as director elections, say-on-pay votes, stockholder proposals, mergers, large share issuances and the adoption of equity-based compensation plans. Thus, the opportunity for stockholder votes on many important matters that may arise between annual meetings of stockholders is already well-established. Permitting stockholders with only 10% of our common stock to call a special meeting at any time, and for any purpose, could lead to a small group of stockholders, or a single large stockholder, using this unusual mechanism to serve narrow, short-term interests that are not widely viewed among our stockholder base as requiring immediate attention or that are not aligned with the long-term interests of the Company or do not reflect the views of a broader base of our stockholders generally, without providing any corresponding benefit to the Company and our stockholders as a whole. The Company’s existing 50% ownership threshold helps ensure that special meetings are called only where there is meaningful, substantial stockholder support, while preserving an important mechanism for stockholders to hold the Board and management accountable.

Outside of the annual meeting cycle, we regularly engage with stockholders to discuss our corporate governance and other key matters. As noted on page 26 of this proxy statement, in 2026, we met with stockholders owning approximately 10% of our outstanding shares to discuss our corporate governance, executive compensation practices and other key matters. The Board of Directors recognizes the importance of ongoing stockholder engagement and routinely seeks to understand and respond to stockholder perspectives through multiple forums, including providing meaningful opportunities for stockholders to raise appropriate matters at the annual meeting, maintaining open lines of communication throughout the year, and sharing insights from these engagements with senior management and the Board to inform oversight and decision-making. Through these efforts, the Company has received valuable feedback that supports continued enhancement of its governance practices. For example, following stockholder engagement and feedback, in 2025 we changed our performance stock awards granted to executives to have a three-year performance period, which was extended to be longer than the two-year performance period used in previous years.

Adoption of the Proposal Would Increase Demands on Company Time and Resources

Special meetings are costly and time-consuming for management and the Board of Directors, whether held in person or virtually, and shift the focus of the Board and management away from ongoing business priorities. A special meeting called by shareholders would require the Company to carefully evaluate the proposal for the business to be conducted at the special meeting and their response, pay to prepare, print and distribute disclosure documents to shareholders, solicit proxies, hold the meeting, tabulate votes and, for an online meeting, engage a service provider to host the meeting. Special meetings should only be utilized for extraordinary circumstances that are time sensitive and of interest to all or most of our stockholders and not for business that can be more appropriately addressed through other available means.

Paychex, Inc. 2026 Proxy Statement • 65

FAQ

The Company Maintains Governance Practices That Provide Robust Stockholder Protections

The Company’s current governance framework effectively addresses the objectives underlying a proposed 10% special meeting threshold. We have established robust governance practices and mechanisms to ensure accountability and responsiveness to stockholders:

•	We have a declassified Board of Directors, and our director nominees are elected annually;

•	We have a robust Lead Independent Director role;

•	Majority voting standard applies to uncontested director elections;

•	Stockholders can act by written consent with the same number of votes that would be necessary to authorize or take such action at a meeting;

•	Audit, C&L, Corporate Development Advisory, Investment, and N&G committees led by independent directors;

•	We do not require supermajority voting standards to amend our governing documents; and

•	We have a single-class voting structure.

Given the Company’s existing right for stockholders to call a special meeting with a majority ownership threshold and the Company’s strong corporate governance framework, the Board of Directors believes that this proposal is unnecessary and would eliminate provisions that are in place to protect our stockholders and maximize long-term value, and therefore is not in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote AGAINST this shareholder proposal which seeks to grant shareholders the ability to call a special meeting.

Paychex, Inc. 2026 Proxy Statement • 66

FAQ

FREQUENTLY ASKED QUESTIONS

What is a proxy statement and what is a proxy?

We are furnishing this proxy statement to stockholders on behalf of our Board, who is soliciting your proxy to vote at the Annual Meeting. A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote.

A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. The proxy card is your written document that designates someone to be your proxy. We have designated two of our officers as proxies for the Annual Meeting – John B. Gibson, President and CEO, and Robert L. Schrader, SVP and CFO.

When and where is the Annual Meeting?

The Annual Meeting will be held virtually on Thursday, October 15, 2026, at 9:30 a.m. Eastern Time at www.virtualshareholdermeeting.com/PAYX2026. There will not be an option for stockholders to attend in person. The following information about the Annual Meeting can be found at www.virtualshareholdermeeting.com/PAYX2026:

•	How any stockholder can attend the Annual Meeting;

•	How stockholders as of the record date can use their 16-digit control number to vote during the Annual Meeting;

•	How stockholders as of the record date may submit questions electronically before and while attending the Annual Meeting; and

•	How to view a replay of the Annual Meeting for approximately one month after the date of the Annual Meeting.

How can I view and participate in the Annual Meeting?

To participate, go to www.virtualshareholdermeeting.com/PAYX2026 and log in with the 16-digit control number provided in your proxy materials.

When should I join the Annual Meeting?

You may begin to log in to the meeting platform at 9:15 a.m. Eastern Time on Thursday, October 15, 2026. The meeting will begin promptly at 9:30 a.m. Eastern Time.

What if I lost my 16-digit control number?

If you lost your 16-digit control number, you will still be able to log in as a guest. To view the Annual Meeting webcast, visit www.virtualshareholdermeeting.com/PAYX2026 and log in as a guest. Please note, that if you log in as a guest, you will not be able to submit questions or vote during the meeting. If the proxy materials or voting instruction form that you received do not indicate that you may vote your shares through the www.proxyvote.com website, you should contact your bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the Annual Meeting).

How can I ask questions and vote at the Annual Meeting?

We encourage you to submit your questions and vote in advance of the Annual Meeting by visiting www.proxyvote.com. Stockholders may also vote or ask questions virtually during the Annual Meeting when accessing www.virtualshareholdermeeting.com/PAYX2026.

Paychex, Inc. 2026 Proxy Statement • 67

FAQ

Any question topics pertinent to meeting matters that are not addressed during the meeting due to time constraints will be addressed and posted online at https://investor.paychex.com. If we receive questions about the same or similar topics, we may provide a representative question and a single response to avoid repetition. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

What if I have technical difficulties or trouble accessing the virtual meeting?

If you encounter any technical difficulties logging into the website (www.virtualshareholdermeeting.com/PAYX2026) or during the virtual meeting, there will be a 1-800 number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start of the virtual meeting.

What is the “Notice and Access” model and why did the Company elect to use it?

We are making this proxy statement and our annual report available to stockholders on the Internet under the SEC’s Notice and Access model. On or about September 4, 2026, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, on or about September 4, 2026, our proxy materials are first being made available to our stockholders on www.proxyvote.com and https://investor.paychex.com. The Notice of Internet Availability includes instructions for accessing the proxy materials on the Internet and for how to vote. You will also find instructions for requesting a full printed set of the proxy materials in the Notice of Internet Availability.

We believe the electronic method of delivery under the Notice of Internet availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you, and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice of Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.

Can I access proxy materials on the Internet?

The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2026 Annual Meeting at www.proxyvote.com as well as on https://investor.paychex.com. You may elect to receive an e-mail message, which will provide a link to these documents on the Internet instead of waiting to receive the Notice of Internet Availability for viewing the materials.

What am I voting on? How do you recommend I vote? What vote is required for approval?

The table below shows the proposals subject to vote at the Annual Meeting, along with information on what vote is required to approve each of the proposals, assuming the presence of a quorum at the Annual Meeting, and the Board’s recommendations for each proposal. With respect to Proposals 1, 2, 3 and 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Proposal	Vote Required	Board Recommendation

Proposal 1: Election of ten nominees to the Board of Directors for a one-year term	Majority of the votes duly cast	FOR all director nominees

Proposal 2: Advisory vote to approve the Company’s named executive officer compensation	Majority of the shares present and entitled to vote on the proposal	FOR

Proposal 3: Ratification of the selection of our independent registered public accounting firm	Majority of the shares present and entitled to vote on the proposal	FOR

Proposal 4: Shareholder Proposal: Attainable Shareholder Right to Call for a Special Shareholder Meeting	Majority of the shares present and entitled to vote on the proposal	AGAINST

Paychex, Inc. 2026 Proxy Statement • 68

FAQ

Who is entitled to vote at the Annual Meeting?

Stockholders of record of our common stock as of the close of business on August 17, 2026 (the “Record Date”), will be eligible to vote at the Annual Meeting. Each share outstanding as of the Record Date will be entitled to one vote.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct our Annual Meeting, the holders of a majority of the shares entitled to vote must be present at the Annual Meeting. This is called a quorum. A quorum is necessary to hold a valid meeting. As of August 17, 2026, 355,980,473 shares of common stock were issued and outstanding. A total of 177,990,238 shares will constitute a quorum.

What is the difference between a registered stockholder and a beneficial stockholder?

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered a stockholder of record, or a “registered stockholder”, with respect to those shares. If your shares are held in a brokerage account in the name of your bank, broker, or other nominee (this is called “street name”), you are not a registered stockholder, but rather are considered a “beneficial owner” of those shares. Your bank, broker, or other nominee will send you instructions on how to vote your shares.

What shares are included on Notice of Internet Availability or the proxy card?

You may receive more than one Notice of Internet Availability if you have multiple accounts with our transfer agent, or with banks, brokers, or other nominees, or proxy card if you have requested a full printed set of proxy materials.

If you are a registered stockholder, you will receive a Notice of Internet Availability, or proxy card if you have requested a full printed set of proxy materials, for shares of common stock you hold in certificate form or in book-entry form.

If you are a participant in the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Company’s 401(k) Plan, you will receive electronic communication or a proxy card that reflects those shares. You can vote those shares using the methods described below. This will serve as a voting instruction for Fidelity Management Trust Company (the “Trustee”), who is the holder of record for the shares in the ESOP. As a participant in the ESOP, you have the right to direct the Trustee on how to vote the shares of common stock credited to your account at the Annual Meeting. The participants’ voting instructions will be tabulated confidentially. Only the Trustee and/or the tabulator will have access to each participant’s individual voting direction. If you do not submit voting instructions for your shares of common stock in the ESOP, those shares will be voted by the Trustee in the same proportions as the shares for which voting instructions were received from other participants. To allow sufficient time for voting by the Trustee, voting instructions by ESOP participants must be received by 11:59 p.m. Eastern Time on Monday, October 12, 2026. The Trustee will then vote all shares of common stock held in the ESOP by the established deadline.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker, or other nominee through which you own your shares of common stock.

How do I vote in advance of the Annual Meeting?

If you are a registered stockholder, or a participant in the ESOP, you can vote in one of the following ways:

•

Via the Internet – Go to the website noted on your Notice of Internet Availability in order to vote via the Internet. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote;

•	By telephone – Call 1-800-690-6903 and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day; or

•	By mail – If you requested a full printed set of proxy materials, mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope.

Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Time on Wednesday, October 14, 2026.

Paychex, Inc. 2026 Proxy Statement • 69

FAQ

If you are a beneficial owner, you can vote in the manner prescribed by the bank, broker, or other nominee through which you own your shares of common stock. You will receive voting instruction information for you to use in directing the bank, broker, or other nominee how to vote your shares. Check the voting instruction information used by the bank, broker, or other nominee to see if it offers Internet or telephone voting.

May I vote during the Annual Meeting?

If you are a registered stockholder, you may vote your shares during the Annual Meeting if you attend virtually by visiting the website at www.virtualshareholdermeeting.com/PAYX2026 and logging in with your 16-digit control number, even if you previously voted by Internet or telephone. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

If you are a beneficial owner and want to vote your shares during the Annual Meeting, you can vote online using your 16-digit control number.

May I change my mind after I vote?

Registered stockholders may change a properly executed proxy at any time prior to it being voted at the Annual Meeting by:

•	providing written notice of revocation to the Corporate Secretary;

•	submitting a later-dated proxy via the Internet, telephone, or mail (if you requested a printed copy of the proxy materials); or

•	voting during the Annual Meeting.

Beneficial owners should contact their broker, bank, or other nominee for instructions on how to change their vote.

If you are a participant in the ESOP, you may change a properly executed proxy at any time prior to 11:59 p.m. Eastern Time on Monday, October 12, 2026, by submitting a proxy that has a more recent date than the original proxy by Internet, telephone, or mail. You may not, however, change your voting instructions during the Annual Meeting because the Trustee will not be present.

In what manner are proxies voted? What if I did not specify a vote?

All votes properly cast and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s directions. You should specify your choice for each matter when you vote. However, if you do not specify your choices then your shares will be voted in accordance with the Board’s recommendations. Should any matter not described above be properly presented at the Annual Meeting, the proxies will vote in accordance with their judgment as permitted.

If you are a beneficial owner, in order to ensure your shares are voted the way you would like, you must provide voting instructions to your bank, broker, or other nominee. If you do not provide your voting instructions to that party, whether your shares can be voted depends on the type of item being considered for vote. New York Stock Exchange (“NYSE”) rules, which also apply to companies with shares listed on the Nasdaq Global Select Market, allow your bank, broker, or other nominee to use its own discretion and vote your shares on routine matters. A bank, broker, or other nominee does not have discretion to vote your shares on non-routine matters (known as “broker non-votes”). Proposals 1 and 2 are not considered to be routine matters under the current NYSE rules, and so your bank, broker, or other nominee will not have the discretionary authority to vote your shares on those items. Proposal 3 is considered a routine matter under NYSE rules, so your bank, broker, or other nominee will have discretionary authority to vote your shares on that item. Proposal 4 is a shareholder proposal and is not considered to be a routine matter under the current NYSE rules, and so your bank, broker, or other nominee will not have the discretionary authority to vote your shares on those items.

How are broker non-votes and abstentions counted?

Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal since they are not deemed to be duly cast nor entitled to vote, but they will be counted for the purpose of determining the presence or absence of a quorum. Therefore, we urge you to give voting instructions to your bank or broker on all voting items.

Paychex, Inc. 2026 Proxy Statement • 70

FAQ

Abstentions are also counted for the purposes of establishing a quorum but will have the same effect as a vote against a proposal, except in regard to the election of directors. For the election of directors, abstentions will have no direct impact since they are not deemed to be duly cast.

How can I find the results of the voting?

The Company will report the final results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are there any other actions to be presented at the Annual Meeting?

As of the date of this proxy statement, management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, the named proxy holders will vote on such matters in accordance with their judgment.

Who pays for the cost of solicitation of proxies?

Solicitation of proxies is made on behalf of the Company and the Company will pay the cost of solicitation of proxies. The Company will reimburse any banks, brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy solicitation material to the beneficial owners of the shares held by them. In addition to solicitation by use of the mail or via the Internet, directors, officers, and regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other communication means.

How is the Company’s Annual Report being delivered?

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about September 4, 2026, we will send stockholders of the Record Date a Notice of Internet Availability. The Notice contains instructions on how to access our Proxy Statement and Annual Report for fiscal 2026 on the Internet. You may also access it on https://investor.paychex.com.

In addition, on www.proxyvote.com there are instructions on how to request to receive paper copies of the document. You may also obtain a copy of our Form 10-K filed with the SEC, without charge, upon written request submitted to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

What is householding?

In accordance with the Exchange Act, the Company delivers materials to stockholders under a program known as “householding.” Under the householding program, the Company is delivering one copy of its Notice of Internet Availability addressed to all stockholders who share a single address, unless such stockholders previously notified the Company that they wish to revoke their consent to the householding. Householding is intended to reduce the Company’s printing and postage costs.

You may revoke your consent at any time by calling toll-free (866) 540-7095 or by writing to Broadridge Investor Communications Services, Attention: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each stockholder at your address will receive individual copies of the Notice of Internet Availability. Stockholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability who wish to receive a single copy may also contact Broadridge Investor Communications Services at the phone number and address noted above. Beneficial owners will need to contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

The Company hereby undertakes to deliver upon oral or written request a separate copy of its Notice of Internet Availability, proxy statement or annual report to a stockholder at a shared address to which a single copy was delivered. If such stockholder wishes to receive a separate copy of such documents, contact Rachel White, Head of Investor Relations, either by calling toll-free (800) 828-4411 or by writing to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

Paychex, Inc. 2026 Proxy Statement • 71

FAQ

If you own Paychex stock beneficially through a bank, broker, or other nominee, you may already be subject to householding if you meet the criteria. If you wish to receive a separate Notice of Internet Availability, proxy statement and annual report in future mailings, you should contact your bank, broker, or other nominee.

How do I submit a proposal for next year’s Annual Meeting?

Stockholder proposals, which are intended to be presented at the 2027 Annual Meeting, for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, must be received by the Company at its executive offices on or before May 7, 2027 to be considered timely. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures under “Communications with the Board of Directors.”

Stockholder proposals, which are intended to be presented at the 2027 Annual Meeting outside of the SEC Rule 14a-8 process, must be received by the Company’s Corporate Secretary at its executive offices no sooner than June 17, 2027 and no later than July 17, 2027 to be considered timely.

If the date of our 2027 Annual Meeting has been changed by more than 30 days before or more than 60 days after the first anniversary of this Annual Meeting, stockholders must submit proposals (1) not earlier than the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the 90th day prior to the 2027 Annual Meeting or (2) if public announcement of the 2027 Annual Meeting is less than 100 days prior to the date of the meeting, not later than the 10th day following the day on which public disclosure of the 2027 Annual Meeting is first made.

Stockholders may nominate candidates for the Board by the same deadlines as proposals for business to come before the 2027 Annual Meeting. Each notice of business or nomination must set forth the information required by our By-laws. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures in its By-Laws. Submitting a notice does not ensure that the proposal will be raised at the 2027 Annual Meeting. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2027 Annual Meeting.

In addition to satisfying the advance notice requirements in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company’s Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no sooner than June 17, 2027 and no later than July 17, 2027.

Paychex, Inc. 2026 Proxy Statement • 72

Appendix A

APPENDIX A

PAYCHEX, INC. NON-GAAP FINANCIAL MEASURES

The following table reconciles the GAAP measures to the related non-GAAP measures that were utilized within this proxy statement.

$ in millions, except per share amounts	2026	Change(1)	2025	Change(1)	2024

Operating income	$2,511	14%	$2,208	2%	$2,174

Non-GAAP adjustments:

Less: Interest on funds held for clients	(211)		(162)		(146)

Add: Acquisition-related costs(2)	304		162		—

Add: Cost-optimization initiatives(3)	—		—		39

Less: Operating (income)/loss, net of operating loss/(income), associated with acquired businesses	—		(19)		(13)

Operating income, net of certain items	$2,604	19%	$2,189	7%	$2,054

Diluted earnings per share(4)	$4.89	7%	$4.58	-2%	$4.67

Non-GAAP adjustments:

Acquisition-related costs(2)	0.84		0.54		—

Cost-optimization initiatives(3)	—		—		0.11

Tax impact of above adjustments	(0.20)		(0.11)		(0.03)

Discrete tax windfall related to employee stock-based compensation payments(5)	(0.02)		(0.03)		(0.03)

Adjusted diluted earnings per share	$5.51	11%	$4.98	6%	$4.27

(1)	Percentage changes are calculated based on unrounded numbers.

(2)	Acquisition-related costs included in selling, general and administrative expenses include:

•	$242.0 million in fiscal 2026 and $40.7 million in fiscal 2025 in amortization of intangibles acquired in the acquisition of Paycor,

•	$52.1 million in fiscal 2026 and $70.8 million in fiscal 2025 in compensation costs related to the acquisition of Paycor, including replacement awards, severance and retention bonuses, and

•	$9.8 million in fiscal 2026 and $50.8 million in fiscal 2025 in other acquisition-related costs, primarily reflecting third-party professional service fees.

In addition, acquisition-related costs for fiscal 2025 includes $34.0 million reflecting the amortization of financing fees related to debt instruments associated with the financing of the Paycor acquisition and the excluded component of the initial fair value of the interest rate swaption contracts that are included in interest expense.

(3)	Cost optimization initiatives recognized in fiscal 2024 includes further reductions to our geographic footprint, reprioritization of certain technology investments, and headcount optimization.

(4)	The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

(5)

Net tax shortfall/(windfall) related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

In addition to reporting operating income and diluted earnings per share, which are U.S. GAAP measures, we present operating income, net of certain items and adjusted diluted earnings per share which are non-GAAP measures. We believe these additional measures are an indicator of our core business operations’ performance period over period. Operating income, net of certain items, excludes interest on funds held for clients. Interest on funds held for clients is an adjustment to operating income due to the volatility of interest rates, which are not within the control of management. Operating income, net of certain items and adjusted diluted earnings per share are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the SEC. As such, they should not be considered as a substitute for the U.S. GAAP measure of operating income and diluted earnings per share and therefore should not be used in isolation, but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Paychex, Inc. 2026 Proxy Statement • A-1

HELPFUL RESOURCES

Visit the website or scan the QR codes to access these sites with your mobile device.

Paychex website www.paychex.com	Investor Relations https://investor.paychex.com

Proxy Voting www.proxyvote.com

ABOUT PAYCHEX

Paychex, Inc. (Nasdaq:PAYX) provides a comprehensive suite of expert-enabled technology and advisory solutions that help businesses manage HR, payroll, and benefits. Serving approximately 800,000 clients and paying 1 in 11 U.S. private sector workers, Paychex combines scale, trusted expertise, and innovation to help businesses succeed. Built on more than 50 years of workforce experience and one of the industry’s largest proprietary HR datasets, Paychex’s WISE agentic AI platform embeds intelligence directly into workflows to improve productivity, enhance decision-making, and deliver better outcomes. Learn more at www.paychex.com.

AI where it should be.
Human where it matters.

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See the documents and info you'll need along the way.
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PAYCHEX®

PAYCHEX, INC. 911 PANORAMA TRAIL SOUTH ROCHESTER, NY 14625 -2396

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on October 12, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PAYX2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on October 12, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

If you requested a full printed set of proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03071-P56023-Z93552     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — –

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PAYCHEX, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:		For	Against	Abstain
1a. Martin Mucci		☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

2.  ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

3.  RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Board of Directors recommends you vote AGAINST proposal 4:

4.  SHAREHOLDER PROPOSAL: ATTAINABLE SHAREHOLDER RIGHT TO CALL FOR A SPECIAL SHAREHOLDER MEETING.

NOTE: SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNDER THE ESOP WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED OR IF THE CARD IS NOT RECEIVED BY MONDAY, OCTOBER 12, 2026 THE SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE PARTICIPANT WILL BE VOTED BY THE ESOP TRUSTEE IN THE SAME PROPORTION AS ESOP SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

							For	Against	Abstain
1b. Thomas F. Bonadio		☐	☐	☐			☐	☐	☐
1c. Joseph G. Doody		☐	☐	☐			☐	☐	☐
1d. John B. Gibson		☐	☐	☐
1e. J. Michael Hansen 1f. Pamela A. Joseph		☐ ☐	☐ ☐	☐ ☐			For	Against	Abstain
1g. Theresa M. Payton		☐	☐	☐			☐	☐	☐
1h. Kevin A. Price		☐	☐	☐
1i. Joseph M. Tucci		☐	☐	☐
1j. Joseph M. Velli		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

September 4, 2026

Dear Paychex Stockholder:

The Board of Directors cordially invites you to attend our virtual Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, October 15, 2026 at 9:30 a.m. Eastern Time online at www.virtualshareholdermeeting.com/PAYX2026.

The accompanying booklet includes the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement tells you about the agenda items and the procedures for the Annual Meeting. It also provides certain information about Paychex, Inc., its Board of Directors, and its Named Executive Officers.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote. You may vote by Internet, telephone, or if you requested a full printed set of proxy materials, by mail. We encourage you to use the Internet as it is the most cost-effective way to vote.

We hope you will be able to attend the Annual Meeting and would like to take this opportunity to remind you that your vote is important. If you have any questions about the Annual Meeting, please contact the Corporate Secretary at (800) 828-4411, or write to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary.

Sincerely,

John B. Gibson

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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T03072-P56023-Z93552

PAYCHEX, INC. Proxy Solicited on Behalf of the Board of Directors of Paychex, Inc. for the Annual Meeting, October 15, 2026

PROXY

The undersigned hereby appoints JOHN B. GIBSON and ROBERT L. SCHRADER, or any of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on October 15, 2026 (“Annual Meeting”), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said Annual Meeting. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxy on all other matters. If not otherwise specified in this proxy card, shares will be voted in accordance with the recommendations of the Board of Directors.

If shares of Paychex, Inc. Common Stock are issued to or held for the account of the undersigned under the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Paychex, Inc. 401(k) Incentive Retirement Plan, then the undersigned hereby directs the trustee of the ESOP to vote all shares of Paychex, Inc. Common Stock in the undersigned’s name and/or account under such plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 AND “AGAINST” PROPOSAL 4.

Continued and to be signed on reverse side